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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DERMIRA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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April 29, 2015

To our stockholders:

        You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Dermira, Inc. The meeting will be held at our headquarters located at 275 Middlefield Road, Suite 150, Menlo Park, California 94025 on Thursday, June 11, 2015 at 10:00 a.m. Pacific Time.

        The matters expected to be acted upon at the meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, proxy statement, our annual report and proxy card, each of which is enclosed.

        Your vote is important. Whether or not you plan to attend the meeting, please cast your vote as soon as possible by Internet, telephone or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Sincerely,

Thomas G. Wiggans Chief Executive Officer and Chairman of the Board

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, you may submit your proxy and voting instructions via the Internet or by telephone, or, if you receive a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. You may revoke a previously delivered proxy at any time prior to the meeting. You may do so automatically by voting in person at the meeting, or by delivering to Dermira a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked.

DERMIRA, INC.
275 Middlefield Road, Suite 150
Menlo Park, California 94025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 29, 2015

Time and Date:	Thursday, June 11, 2015 at 10:00 a.m. Pacific Time
Place:	Our headquarters located at 275 Middlefield Road, Suite 150, Menlo Park, California 94025
Items of Business:	1.
Elect three Class I directors of Dermira, Inc., each to serve a three-year term expiring at the 2018 annual meeting of stockholders and until such director's successor is duly elected and qualified, or until his or her earlier resignation or removal.
	2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.
3.
Re-approve the Internal Revenue Code Section 162(m) limits of our 2014 Equity Incentive Plan to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m).
	4.	Transact any other business as may properly come before the meeting or any adjournment or postponement of the annual meeting.
Record Date:	Only stockholders of record at the close of business on April 13, 2015 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.
Proxy Voting:
Each share of stock that you own represents one vote. For questions regarding your stock ownership, you may contact the Investor Relations Department by phone at (650) 421-7200 or by email at investors@dermira.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC, through its website at www.amstock.com or by phone at (800) 937-5449.

        This notice of the annual meeting, proxy statement and form of proxy are being distributed and made available on or about April 29, 2015. Important Notice Regarding the Availability of Proxy materials for the Stockholder Meeting to be held on Thursday, June 11, 2015: our proxy statement and annual report on Form 10-K are available at http://www.astproxyportal.com/ast/19681/.

        Whether or not you plan to attend the annual meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors,

Thomas G. Wiggans Chief Executive Officer and Chairman of the Board

Menlo Park, California
April 29, 2015

DERMIRA, INC.

PROXY STATEMENT FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

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DERMIRA, INC.
275 Middlefield Road, Suite 150
Menlo Park, California 94025

PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

April 29, 2015

Information About Solicitation and Voting

        The accompanying proxy is solicited on behalf of Dermira, Inc.'s board of directors for use at Dermira, Inc.'s 2015 Annual Meeting of Stockholders to be held at our headquarters located at 275 Middlefield Road, Suite 150, Menlo Park, California 94025 on Thursday, June 11, 2015, at 10:00 a.m. (Pacific Time), and any adjournment or postponement thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about April 29, 2015. An annual report for the year ended December 31, 2014 is enclosed with this Proxy Statement. An electronic copy of this proxy statement and annual report are available at http://www.astproxyportal.com/ast/19681/.

General Information About the Meeting

Purpose of the Meeting

        You are receiving this proxy statement because the Board is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you pursuant to the rules and regulations of the U.S. Securities and Exchange Commission ("SEC") and is designed to assist you in voting your shares. Following the Annual Meeting, management will report on the performance of Dermira and respond to questions from stockholders.

Record Date; Quorum

        Only holders of record of common stock at the close of business on April 13, 2015, the record date, will be entitled to vote at the meeting. At the close of business on April 13, 2015, we had 24,670,911 shares of common stock outstanding and entitled to vote. For 10 days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.

        The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

        In deciding all matters at the Annual Meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 13, 2015. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of April 13, 2015, including (1) shares held directly in your name as the stockholder of record and

(2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

        Stockholder of Record: Shares Registered in Your Name.    If, on April 13, 2015, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by mail, by filling out and returning the proxy card.

        Beneficial Owner: Shares Registered in the Name of a Broker or Nominee.    If, on April 13, 2015, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.

        Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to the board of directors at the meeting receiving the highest number of "FOR" votes will be elected. You may either vote "FOR" one or any of the nominees or "WITHHOLD" your vote with respect to one or any of the nominees. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 and re-approval of our 2014 Equity Incentive Plan's material terms, performance criteria and share and performance award dollar limits of Section 162(m) of Internal Revenue Code of 1986, as amended (the "Code"), will be obtained if the number of votes cast "FOR" the proposal at the meeting exceeds the number of votes "AGAINST" the proposal. Abstentions (shares present at the meeting and marked "abstain") are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on the election of directors, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 and the re-approval of our 2014 Equity Incentive Plan's material terms, performance criteria and Section 162(m) limits. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

        The board of directors recommends that you vote FOR each of the Class I directors named in this proxy statement (Proposal No. 1), FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal No. 2) and FOR the re-approval of our 2014 Equity Incentive Plan's material terms, performance criteria and Section 162(m) limits (Proposal No. 3). None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors so nominated.

Voting Instructions; Voting of Proxies

        If you are a stockholder of record, you may:

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  vote in person—we will provide a ballot to stockholders who attend the meeting and wish to vote in person;

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  vote by telephone or through the Internet—in order to do so, please follow the instructions shown on your proxy card; or

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  vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the envelope provided.

        Votes submitted by telephone or Internet must be received by 11:59 p.m. Pacific Time on June 10, 2015. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail, will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. You may either vote "FOR" all of the nominees to the board of directors, or you may withhold your vote from any nominee you specify. For any other matter to be voted on you may vote "FOR" or "AGAINST" or "ABSTAIN" from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

        All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

        If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute "broker non-votes" (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

        Dermira will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to stockholders. Following the original mailing of the soliciting materials, Dermira and its agents may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email, or otherwise. Following the original mailing of the soliciting materials, Dermira will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Dermira, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

        A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the meeting by:

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  delivering to the Corporate Secretary of Dermira (by any means, including facsimile) a written notice stating that the proxy is revoked;

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  signing and delivering a proxy bearing a later date;

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  voting again by telephone or through the Internet; or

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  attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results

        Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The preliminary voting results will be announced at the meeting and posted on our website at http://investor.dermira.com. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD; CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

        Dermira is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

        Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the "Investors" section of our website, which is located at http://investor.dermira.com, by clicking on "Corporate Governance Guidelines" in the "Corporate Governance" section of our website. Our nominating and corporate governance committee reviews the Corporate Governance Guidelines periodically, and changes are recommended to our board of directors as warranted.

Board Leadership Structure

        Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the nominating and corporate governance committee shall periodically consider the leadership structure of our board of directors and make recommendations to the board of directors with respect thereto as appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, the independent directors shall designate a "lead independent director." In cases in which the chairperson and chief executive officer are the same person, the chairperson schedules and sets the agenda for meetings of the board of directors in consultation with the lead independent director, and the chairperson, or if the chairperson is not present, the lead independent director, chairs such meetings. The responsibilities of the chairperson or, if the chairperson and the chief executive officer are the same person, the lead independent director, include: presiding at executive sessions of independent directors, serving as a liaison between the chairperson and the independent directors of our board of directors, consulting with the chairperson regarding the information sent to the board of directors in connection with its meetings, having the authority to call meetings of the board of directors and meetings of the independent directors and performing such other functions and responsibilities as requested by the board of directors from time to time.

        Our board of directors believes that our stockholders and we currently are best served by having Thomas G. Wiggans, our Chief Executive Officer, serve as Chairman and Fred B. Craves serve as our lead independent director. Our board of directors believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the board and management to benefit from Mr. Wiggans' extensive executive leadership and operational experience, including familiarity with our business as a founder and Chief Executive Officer and his experience serving on the boards of directors, including as chairman, of other public companies. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while the Chief Executive Officer brings company-specific experience and expertise. Our board of directors believes that Mr. Wiggans' combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, including the role and responsibilities of the lead independent director, the composition of the board of directors and sound corporate governance policies and practices.

Role of Board in Risk Oversight

        Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to the board of directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management's risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity and tax), legal, regulatory, compliance and reputational risks.

        Each committee of the board of directors meets in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. Our audit committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies and guidelines. Our compensation committee evaluates our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such exposures. Our nominating and corporate governance committee reviews and discusses the narrative disclosure regarding our board of directors' leadership structure and role in risk oversight. Our science and technology committee reviews our risk exposures in areas relating to our research and development activities, clinical development programs and intellectual property.

Agreements Applicable to Certain Directors

        In March 2014, we entered into a development and commercialization agreement (the "UCB Agreement") with UCB Pharma S.A. ("UCB"). Pursuant to the UCB Agreement, UCB is entitled to designate one member of our board of directors, currently Mark D. McDade, and we have agreed not to remove the UCB designee from our board of directors prior to, and to re-nominate the UCB designee for election to our board of directors at, each annual meeting of stockholders taking place, prior to the earliest of the date that (1) Dermira has terminated the UCB Agreement for certain breaches of UCB, (2) UCB has terminated the UCB Agreement for certain breaches of Dermira, (3) UCB ceases to own 50% of the shares of Dermira that it has purchased directly from Dermira, (4) Dermira consummates a change of control, (5) specified time periods after the termination of the UCB Agreement, other than termination for a breach, have lapsed and (6) the later of the date on which (a) all valid claims under a patent relevant to the UCB Agreement have expired or the last unexpired valid claim of this patent is declared invalid and (b) the net sales of Cimzia to dermatologists in a calendar year during the term of the UCB Agreement are less than a specified percentage of the net sales of Cimzia to dermatologists in any prior calendar year during the term of the UCB Agreement. Other than the foregoing provisions of the UCB Agreement, there are no contractual obligations regarding the election of our directors.

Independence of Directors

        Our board of directors determines the independence of our directors by applying the applicable rules, regulations and listing standards of The NASDAQ Stock Market LLC ("NASDAQ"). These provide that a director is independent if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Applying these standards, the board annually reviews the independence of the company's directors, taking into account all relevant facts and circumstances. In its most recent review, the board considered, among other things, the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

        Based upon this review, our board of directors has determined that David E. Cohen, Fred B. Craves, Matthew K. Fust, Wende S. Hutton, Jake R. Nunn and William R. Ringo, representing six of our nine directors, are currently independent as determined under applicable NASDAQ rules, regulations and listing standards. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section titled "Certain Relationships and Related Party Transactions." In particular, our board of directors considered each of the following:

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  Dr. Cohen's service as one of our scientific advisors from July 2010 to June 2014 and his receipt of advisory fees in connection with such role and his service on the board of directors of Vyteris from June 2011 to January 2012, during which time Dr. Bauer was chairman of the board of directors of Vyteris; and

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  Mr. Fust's service as an executive officer of Onyx Pharmaceuticals, Inc. from January 2009 until Onyx's acquisition by Amgen Inc. in October 2013, during which time Mr. Wiggans served as a member of Onyx's board of directors and as a member of its compensation committee.

        All members of our audit committee, compensation committee and nominating and corporate governance committee must be independent directors under the applicable NASDAQ rules, regulations and listing standards. Members of the audit committee must also satisfy a separate SEC independence requirement, which provides that they may not (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from Dermira or any of its subsidiaries other than their directors' compensation (including in connection with such member's service as a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Dermira or any of its subsidiaries) or (2) be an affiliated person of Dermira or any of its subsidiaries.

Members of the compensation committee also must satisfy a separate SEC independence requirement and a related NASDAQ listing standard relating to their affiliation with Dermira and what advisory, consulting or other fees they may have received from Dermira. Our board of directors has determined that all members of our audit committee, compensation committee and nominating and corporate governance committee are independent and all members of our audit committee satisfy the relevant SEC and NASDAQ independence requirements for the members of such committee.

Committees of Our Board of Directors

        Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and a science and technology committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by the board of directors. Copies of the charters for each committee are available, without charge, upon request in writing to Dermira, Inc., 275 Middlefield Road, Suite 150, Menlo Park, CA 94025, Attn: Legal Department, or in the "Investors" section of our website, which is located at http://investor.dermira.com, by clicking on "Documents & Charters" in the "Corporate Governance" section of our website. Members serve on these committees until their resignations or until otherwise determined by our board of directors.

  Audit Committee

        Our audit committee is comprised of Dr. Cohen and Messrs. Fust and Ringo. Mr. Fust is the Chairperson of our audit committee. Messrs. Fust and Ringo and Dr. Cohen each meet the requirements for independence under current NASDAQ listing standards and SEC rules and regulations. Each member of our audit committee is financially literate as required by NASDAQ listing standards. In addition, our board of directors has determined that Mr. Fust is an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on members of our audit committee and our board of directors. Our audit committee is directly responsible for, among other things:

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  selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

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  ensuring the independence of the independent registered public accounting firm;

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  discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

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  establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

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  considering the adequacy of our internal controls and internal audit function;

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  reviewing material related party transactions or those that require disclosure; and

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  approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

  Compensation Committee

        Our compensation committee is comprised of Ms. Hutton and Messrs. Fust and Ringo. Ms. Hutton is the Chairperson of our compensation committee. The composition of our compensation committee meets the requirements for independence under current NASDAQ listing standards and SEC rules and regulations. Each member of this committee is (1) an outside director, as defined pursuant to

Section 162(m) of the Code, and (2) a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:

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  reviewing and approving the compensation of our executive officers;

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  reviewing and recommending to our board of directors the compensation of our directors;

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  administering our stock and equity incentive plans;

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  reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and

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  reviewing our overall compensation philosophy.

        The compensation committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers, including the chief executive officer, and makes recommendations to our board of directors regarding the compensation of non-employee directors. The compensation committee may take into account the recommendations of the board of directors (or any member thereof) with respect to compensation of the executive officers.

        The compensation committee engaged an external compensation consultant, Radford Consulting (an Aon Hewitt company), to evaluate our executive compensation program and practices and to provide advice and ongoing assistance on executive compensation matters for the year ended December 31, 2014 and the year ending December 31, 2015. Specifically, Radford was engaged to:

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  provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;

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  review and assess our current director, chief executive officer and other executive officer compensation policies and practices and equity grant profile relative to market practices;

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  review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the compensation committee; and

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  review market practices on equity grant programs and employee stock purchase plans.

        Other than the services described above and the provision of assumption variables to our finance department for use in equity compensation accounting and for the company's subscription to survey data for executive and non-executive market data at an aggregate cost of $28,744 in 2014, Radford has not provided our company or our compensation committee with any other services for the year ended December 31, 2014. Representatives of Radford attend regular meetings of the compensation committee, including independent direction sessions from time to time without any members of management present. Radford works directly with our compensation committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and will undertake no projects for management without the committee's prior approval. The compensation committee has determined that Radford does not have any conflicts of interest in advising the compensation committee under applicable SEC and NASDAQ rules and regulations.

        The compensation committee has delegated, in accordance with applicable law, rules and regulations and our certificate of incorporation and bylaws, to an equity award committee comprised of the chief executive officer and chief financial officer of our company, the authority to make certain types of equity awards to employees other than specified officers or directors under our company's 2014 Equity Incentive Plan pursuant to the terms of such plan and the equity award guidelines approved by our compensation committee.

  Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee is comprised of Drs. Cohen and Craves and Mr. Nunn. Mr. Nunn is the Chairperson of our nominating and corporate governance committee. The composition of our nominating and corporate governance committee meets the requirements for independence under current NASDAQ listing standards and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:

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  identifying and recommending candidates for membership on our board of directors;

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  recommending directors to serve on board committees;

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  reviewing and recommending changes to our corporate governance guidelines and policies;

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  reviewing proposed waivers of the codes of conduct for directors, executive officers and employees (with waivers for directors or executive officers to be approved by the board of directors);

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  evaluating, and overseeing the process of evaluating, the performance of our board of directors and individual directors; and

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  assisting our board of directors on corporate governance matters.

  Science and Technology Committee

        Our science and technology committee is comprised of Drs. Bauer, Cohen and Craves. Dr. Cohen is the Chairperson of our science and technology committee. Our science and technology committee is responsible for, among other things:

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  reviewing our research and development programs;

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  identifying and providing advice to our board of directors and management on significant emerging trends and issues in science and technology relevant to our business;

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  meeting with our scientific advisory board and other relevant scientific and medical leaders; and

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  providing advice to our board of directors on the scientific, medical, research and development, intellectual property aspects of our transactions such as acquisitions and licenses.

Compensation Committee Interlocks and Insider Participation

        The members of our compensation committee during the year ended December 31, 2014 included Ms. Hutton, Drs. Cohen and Craves and Messrs. Fust, Nunn and Ringo. None of the members of our compensation committee in 2014 was at any time during 2014 or at any other time an officer or employee of Dermira or any of its subsidiaries, and none had or have any relationships with Dermira that are required to be disclosed under Item 404 of Regulation S-K. During 2014, none of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee. Mr. Fust served as an executive officer of Onyx from January 2009 until Onyx's acquisition by Amgen Inc. in October 2013, during which time Mr. Wiggans served as a member of Onyx's board of directors and as a member of its compensation committee.

Board and Committee Meetings and Attendance

        The board of directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During 2014:

  •
  the board of directors held 21 meetings and acted by unanimous written consent one time;

  •
  the audit committee held four meetings and acted by unanimous written consent one time;

  •
  the compensation committee held five meetings and acted by unanimous written consent one time;

  •
  the nominating and corporate governance committee held no meetings, as our board of directors did not create the nominating and corporate governance committee until immediately prior to our company's initial public offering in October 2014 and prior to such time, oversaw the establishment of our company's corporate governance practices; and

  •
  the science and technology committee held no meetings, as our board of directors did not create the science and technology committee until 2015.

        During 2014, each member of the board of directors attended at least 75% of the aggregate of all meetings of the board of directors and of all meetings of committees on which such member served that were held during the period in which such director served.

Board Attendance at Annual Stockholders' Meeting

        Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. We completed our initial public offering in October 2014 and did not have an annual meeting of our stockholders in 2014.

Presiding Director of Non-Employee Director Meetings

        The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our lead independent director, currently Dr. Craves, is the presiding director at these meetings.

Communication with Directors

        Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of the board of directors or a specific member of our board of directors (including our chairperson or lead independent director, if any) may do so by letters addressed to the attention of our Corporate Secretary or by sending an email to the board of directors at board@dermira.com.

        All communications are reviewed by the Corporate Secretary and provided to the members of the board of directors consistent with a screening policy providing that unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of the board of directors will not be provided to directors. Any communication that is not provided to directors is recorded in a log and made available to our board of directors.

        The address for these communications is:

Dermira, Inc.
c/o Corporate Secretary
275 Middlefield Road, Suite 150
Menlo Park, CA 94025

Codes of Business Conduct and Ethics

        We have adopted Codes of Business Conduct and Ethics that apply to all of our board members, officers and employees. Our Codes of Business Conduct and Ethics are posted on the "Investors" section of our website, which is located at http://investor.dermira.com under "Governance Documents"

in the "Corporate Governance" section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Codes of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

        Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee's charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines and the criteria adopted by the board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

        Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under "Stockholder Proposals to Be Presented at Next Annual Meeting."

Director Qualifications

        With the goal of developing a diverse, experienced and highly-qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to the board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on the board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of the board of directors to possess.

        Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NASDAQ listing requirements and the provisions of our certificate of incorporation, bylaws, Corporate Governance Guidelines, and charters of the board committees. In addition, neither the board of directors nor the nominating and corporate governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate's independence, integrity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of the board of directors in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the board of directors' overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our board of directors currently consists of nine directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at our annual meeting to be held on June 11, 2015. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2016 and 2017, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the three Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2018 annual meeting of stockholders and until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal.

        Shares represented by proxies will be voted "FOR" the election of each of the three nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.

Nominees to the Board of Directors

        The nominees and their ages as of March 31, 2015, occupations and length of board service are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director/Nominee	Age	Principal Occupation	Director Since
Matthew K. Fust(1)(2)	50	Advisor and Board Member	April 2014
Wende S. Hutton(2)	55	Partner, Canaan Partners	August 2011
William R. Ringo(1)(2)	69	Advisor and Board Member	July 2014

(1)
Member of the audit committee

(2)
Member of the compensation committee

        Matthew K. Fust.    Mr. Fust has been a director of our company since April 2014. Mr. Fust currently serves as a board member and advisor to Atara Biotherapeutics, Inc., MacroGenics, Inc., Sunesis Pharmaceuticals, Inc. and Ultragenyx Pharmaceutical, Inc., each of which are publicly-traded biotechnology companies. Mr. Fust retired as Executive Vice President and Chief Financial Officer at Onyx Pharmaceuticals, Inc., a biopharmaceutical company, where he served from January 2009 until its acquisition by Amgen in October 2013, and continued as an employee of Amgen until January 2014. Prior to joining Onyx, Mr. Fust was Senior Vice President and Chief Financial Officer at Jazz Pharmaceuticals, Inc., a biopharmaceutical company, from May 2003 to December 2008. From May 2002 to May 2003, Mr. Fust was Chief Financial Officer at Perlegen Sciences, Inc., a pharmacogenomics company. Previously, he was Senior Vice President and Chief Financial Officer at ALZA Corporation, a biopharmaceutical company, where he was an executive from June 1996 to January 2002. From 1991 until 1996, Mr. Fust was a manager in the healthcare strategy practice at Andersen Consulting. Mr. Fust holds a B.A. in accounting from the University of Minnesota and an M.B.A. from the Stanford Graduate School of Business. Our board of directors believes that Mr. Fust's financial expertise, with its focus on the pharmaceutical and biopharmaceutical industries, qualifies him to serve on our board of directors.

        Wende S. Hutton.    Ms. Hutton has been a director of our company since August 2011. Ms. Hutton has been a Partner at Canaan Partners, a global venture capital firm, since 2004, and is currently a General Partner. Ms. Hutton served on the board of directors of Chimerix, Inc. from February 2012 until June 2014 and currently sits on the boards of directors of a number of private companies. From 2002 to 2003, Ms. Hutton was a General Partner at Spring Ridge Partners and from 1994 to 2001, Ms. Hutton was a General Partner at Mayfield Fund after having served as a venture partner from 1993 to 1994. Her prior experience includes general management at GenPharm International and business development and marketing positions at Nellcor Inc. Ms. Hutton earned an A.B. in human biology from Stanford University and an M.B.A. from Harvard Business School. Our board of directors believes that Ms. Hutton's experience in finance and expertise in the drug development, medical device, pharmaceutical and diagnostics fields qualify her to serve on our board of directors.

        William R. Ringo.    Mr. Ringo has been a director of our company since July 2014. Mr. Ringo has served as a senior advisor to Barclays Healthcare Group and as a strategic advisor to Sofinnova Ventures, a venture capital firm, since June 2010. From April 2008 until his retirement in April 2010, Mr. Ringo was Senior Vice President of Business Development and Corporate Strategy at Pfizer Inc., a pharmaceutical company. Prior to joining Pfizer, he served as an executive in residence at Warburg Pincus and Sofinnova Ventures. From August 2004 to April 2006, Mr. Ringo was President and Chief Executive Officer of Abgenix, Inc., a biotechnology firm. Previously, Mr. Ringo held a number of senior positions in the oncology and critical care, internal medicine, infection disease and sales and marketing divisions at Eli Lilly & Company from 1973 until 2001. Mr. Ringo is currently a member of the boards of directors of Assembly Biosciences, Inc., Five Prime Therapeutics, Inc., Immune Design Corp., Mirati Therapeutics, Inc. and Sangamo Biosciences, Inc. Mr. Ringo previously served as a member of the boards of directors of Onyx from 2011 to 2013. Mr. Ringo received a B.S. in industrial management and an M.B.A. from the University of Dayton. Our board of directors believes that Mr. Ringo's extensive senior executive experience and service on the boards of directors of a number of private and public biotechnology and pharmaceutical companies in the life sciences industry qualify him to serve on our board of directors.

  Continuing Directors

        The directors who are serving for terms that end following the meeting and their ages as of March 31, 2015, occupations and length of board service are provided in the table below. Additional biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director	Age	Principal Occupation	Director Since
Class II Directors:
Eugene A. Bauer, M.D.(1)	72	Chief Medical Officer, Dermira	August 2010
David E. Cohen, M.D., M.P.H.(1)(2)(3)	50	Physician and professor, New York University School of Medicine	June 2014
Fred B. Craves, Ph.D.(1)(3)(4)	69	Managing Director, Bay City Capital	August 2010
Class III Directors
Mark D. McDade	59	Executive Vice President, Chief Operating Officer, UCB S.A.	August 2014
Jake R. Nunn(3)	44	Partner, New Enterprise Associates	May 2011
Thomas G. Wiggans	63	Chief Executive Officer, Dermira	August 2010

(1)
Member of science and technology committee

(2)
Member of the audit committee

(3)
Member of the nominating and corporate governance committee

(4)
Lead independent director

        Eugene A. Bauer, M.D.    Dr. Bauer founded our company in August 2010, has served as a member of our board of directors since August 2010 and has served as our Chief Medical Officer since October 2011. Dr. Bauer has served on the boards of directors of a number of public and private companies, including the boards of directors of Patient Safety Technologies, Inc. from January 2010 until June 2010 and Vyteris, Inc. from February 2010 until June 2012. From June 2006, Dr. Bauer served as a member of board of directors of Peplin, Inc., a biotechnology company, and in October 2008, he became its President and Chief Medical Officer, and he served in these positions until Peplin's acquisition by LEO Pharma A/S in November 2009. From November 2004 to October 2008, Dr. Bauer was Chief Executive Officer of Neosil Inc., a dermatology company that was acquired by Peplin in October 2008. In 1993, Dr. Bauer co-founded Connetics Corporation, a biotechnology company, where he served as a member of the board of directors until October 2005. Dr. Bauer served as Dean of the Stanford University School of Medicine from 1995 to 2001 and as Chair of the Department of Dermatology at the Stanford University School of Medicine from 1988 to 1995. Dr. Bauer is a Lucy Becker Professor, Emeritus, in the School of Medicine at Stanford University, a position he has held since 2002. In addition, he is a member of the boards of directors of Medgenics, Inc., Dr. Tattoff, Inc., First Wave Technologies, Inc., Cerecor, Inc., and Kadmon Corporation, LLC. Dr. Bauer previously served as a member of the boards of directors of Protalex, Inc., Vyteris, Inc. Peplin, PetDRx, Inc., Arbor Vita Corp., Patient Safety Technologies, Inc., MediSync Bioservices and Modigene Inc. (later re-named PROLOR Biotech, Inc.). Dr. Bauer was a U.S. National Institutes of Health, or NIH, funded investigator for 25 years and has served on review groups for the NIH. Dr. Bauer has been elected to several societies, including the Institute of Medicine of the National Academy of Sciences. Dr. Bauer received a B.S. in medicine and an M.D. from Northwestern University. Our board of directors believes that Dr. Bauer's educational and scientific background and his product development and management experience at a number of dermatology companies, as well as his experience serving on the boards of directors of public and private companies in the life sciences industry, qualify him to serve on our board of directors.

        David E. Cohen, M.D., M.P.H.    Dr. Cohen has been a director of our Company since June 2014. Dr. Cohen previously served us as a scientific advisor from July 2010 to June 2014. Since 1993, Dr. Cohen has held positions at the New York University School of Medicine, including as Chief of

Allergy and Contact Dermatitis since 1994, Director of Occupational and Environmental Dermatology since 1994, Associate Professor of Dermatology since 2005, Vice Chairman of Clinical Affairs since 2008, and the Charles C. and Dorothea E. Harris Professor of Dermatology since May 2013. Dr. Cohen has served as a lecturer of Environmental Sciences at the Columbia University School of Public Health since 1993 and has served as an Affiliated Faculty Member of the NYU Global Institute of Public Health since 2014. In addition, he has been an attending physician at the Ronald O. Perelman Department of Dermatology at the Tisch Hospital at New York University Medical Center and at Bellevue Hospital Center since 1994. Dr. Cohen served on the boards of directors of Vyteris from June 2011 to January 2012 and Connetics from December 2005 until its sale to Stiefel Laboratories, Inc., a biopharmaceutical company, in December 2006. Dr. Cohen has served as a clinical consultant to numerous companies. Dr. Cohen has also served on the boards and committees of a number of professional organizations, including as President of the American Contact Dermatitis Society, as a founding board member of the American Acne and Rosacea society, as President of the Dermatology Section for the New York Academy of Medicine and on several committees of the American Academy of Dermatology and the American College of Allergy, Asthma, and Immunology. Dr. Cohen is also a member of the editorial board of Journal of Drugs in Dermatology and the editorial advisory boards of Dermatitis and Skin and Allergy News. Dr. Cohen earned a B.S. in biomedical science from the City University of New York, an M.D. from State University of New York at Stony Brook School of Medicine and an M.P.H. in environmental science from Columbia University School of Public Health. Our board of directors believes that Dr. Cohen's extensive experience in dermatology research and treatment as well as his understanding of dermatology from the physician's perspective qualify him to serve on our board of directors.

        Fred B. Craves, Ph.D.    Dr. Craves has been a director of our company since August 2010. Dr. Craves is an investment partner, a Managing Director and a co-founder of Bay City Capital, or BCC, and has served as a member of the board of directors and Chairman of the executive committee of BCC since June 1997. Prior to founding BCC in 1996, Dr. Craves founded Burrill & Craves, a merchant bank focused on biotechnology and emerging pharmaceutical companies, in 1994. Dr. Craves served as Executive Vice President of Schering Berlin, Inc., a pharmaceutical company, and Chief Executive Officer and President of Berlex Laboratories, Inc., a research, development and manufacturing organization, from 1990 to 1993. Dr. Craves was also the founding Chairman of the board of directors and Chief Executive Officer of Codon, Inc. and co-founder of Creative Biomolecules, both biotechnology companies. Dr. Craves is a member of the boards of directors of several privately held companies. Dr. Craves previously served as a member of the board of directors of VIA Pharmaceuticals, Inc. from August 2004 to September 2011 and Poniard Pharmaceuticals, Inc. from June 1993 to September 2013. He also serves as a member of The J. David Gladstone Institutes' Advisory Council and is a member of the board of trustees of Loyola Marymount University in Los Angeles. Dr. Craves earned a B.S. degree in biology from Georgetown University, an M.S. in biochemical pharmacology from Wayne State University and a Ph.D. in pharmacology and experimental toxicology from the University of California, San Francisco. Our board of directors believes that Dr. Craves' investment experience and extensive knowledge of the life sciences industry qualify him to serve on our board of directors.

        Mark D. McDade.    Mr. McDade has been a director of our company since August 2014. Mr. McDade has served as Executive Vice President, Chief Operating Officer of UCB S.A., a biopharmaceutical company, since February 2015 and, prior to that, served as UCB's Executive Vice President, Established Brands, Solutions and Supply from February 2013 to February 2015, as UCB's Executive Vice President, Global Operations from January 2009 to February 2013 and as UCB's Executive Vice President, Corporate Strategy and Development from April 2008 to December 2008. From November 2002 until October 2007, Mr. McDade served as Chief Executive Officer and on the board of directors of PDL BioPharma, Inc. From December 2000 until November 2002, Mr. McDade served as Chief Executive Officer of Signature BioScience Inc., a drug discovery company. Prior to that, he co-founded and served as Chief Operating Officer at Corixa Corporation, a biopharmaceutical company, from September 1994 until December 1998, and as President and Chief Operating Officer from January 1999 to November 2000. Previously, Mr. McDade was Chief Operating Officer of Boehringer Mannheim Therapeutics, the biopharmaceutical division of Corange Limited, and held numerous business development and general management positions at Sandoz Ltd. He has been a director of Five Prime Therapeutics, a biotechnology company, since July 2006. From April 2005 to July 2009, he served on the board of directors of Cytokinetics, Incorporated, a biotechnology company. Mr. McDade received a B.A. in history from Dartmouth College and an M.B.A. from Harvard Business School. Pursuant to the UCB Agreement, UCB is entitled to designate one member of our board of directors and has designated Mr. McDade. In addition, our board of directors believes that Mr. McDade's executive leadership experience, extensive business development and operations experience, and service on the boards of directors of companies in the biopharmaceutical industry qualify him to serve on our board of directors.

        Jake R. Nunn.    Mr. Nunn has been a director of our company since May 2011. Mr. Nunn has been a Partner at New Enterprise Associates, Inc., a venture capital firm, since June 2006. From January 2001 to June 2006, Mr. Nunn served as a Partner and an analyst for the MPM BioEquities Fund, a life sciences fund at MPM Capital, L.P., a private equity firm. Previously, Mr. Nunn was a healthcare research analyst and portfolio manager at Franklin Templeton Investments and an investment banker with Alex, Brown & Sons. Mr. Nunn currently serves on the boards of directors of Hyperion Therapeutics, Inc., Trevena, Inc. and TriVascular Technologies, Inc. Mr. Nunn received his A.B. in economics from Dartmouth College and his M.B.A. from the Stanford Graduate School of Business. Mr. Nunn also holds the Chartered Financial Analyst designation, and is a member of the C.F.A. Society of San Francisco. Our board of directors believes that Mr. Nunn's experience investing in life sciences, specialty pharmaceuticals, biotechnology and medical device companies, as well as his business and financial background, qualify him to serve on our board of directors.

        Thomas G. Wiggans.    Mr. Wiggans founded our company in August 2010, has served as our Chief Executive Officer and a member of our board of directors since August 2010 and has served as the Chairman of our board of directors since April 2014. Mr. Wiggans has served on the boards of various industry organizations, educational institutions and private and public companies, including service on the boards of directors of Onyx from March 2005 until its acquisition by Amgen Inc. in October 2013, Sangamo Biosciences, Inc. from June 2008 until June 2012, Somaxon Pharmaceuticals, Inc. from June 2008 until May 2012 and as Chairman of the board of directors of Excaliard Pharmaceuticals, Inc. from October 2010 until its acquisition by Pfizer Inc. in December 2011. From October 2007, Mr. Wiggans served as Chairman of the board of directors of Peplin and in August 2008, he became its Chief Executive Officer, and he served in these positions until Peplin's acquisition by LEO Pharma in November 2009. Previously, Mr. Wiggans served as Chief Executive Officer of Connetics from 1994, and as Chairman of the board of directors of Connetics from January 2006, and he served in these positions until December 2006 when Connetics was acquired by Stiefel. From 1992 to 1994, Mr. Wiggans served as President and Chief Operating Officer of CytoTherapeutics Inc., a biotechnology company. From 1980 to 1992, Mr. Wiggans served at Ares-Serono S.A. in various management positions including President of its U.S. pharmaceutical operations and Managing Director of its U.K. pharmaceutical operations. Mr. Wiggans began his career with Eli Lilly and Company, a pharmaceutical company. In addition, Mr. Wiggans is Chairman of the Biotechnology Institute, a non-profit educational organization, and is a member of the board of trustees of the University of Kansas Endowment Association. Mr. Wiggans holds a B.S. in pharmacy from the University of Kansas and an M.B.A. from Southern Methodist University. Our board of directors believes that Mr. Wiggans' depth of senior management experience and his track record of new product development and commercialization as well as his experience serving on the boards of directors of public and private companies in the life sciences industry, qualify him to serve as the Chairman of our board of directors.

        There are no family relationships among our directors and officers.

Director Compensation

        The following table provides information for the fiscal year ended December 31, 2014 regarding all compensation awarded to, earned by or paid to each person who served as a director for some portion or all of 2014, other than Thomas G. Wiggans, our Chief Executive Officer, and Eugene A. Bauer, our Chief Medical Officer. Mr. Wiggans and Dr. Bauer are not included in the table below, as they are employees and receive no compensation for their services as directors. The compensation received by Mr. Wiggans as an employee is shown in the "Summary Compensation Table" on page 34.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
David E. Cohen(2)	$20,071	$49,567	$33,429	$103,067
Fred B. Craves(3)	13,375	—	—	13,375
Matthew K. Fust(4)	24,554	79,072	—	103,626
Wende S. Hutton(5)	11,250	—	—	11,250
Mark D. McDade(6)	11,671	192,185	—	203,856
Jake R. Nunn(7)	10,625	—	—	10,625
William. R. Ringo(8)	16,984	191,407	—	208,391

(1)
Amount shown in this column reflect the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 ("ASC 718") for awards granted during the fiscal year. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 2 to the audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2014. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the directors from the options. As of December 31, 2014, each non-employee director held outstanding options to purchase the following number of shares: Dr. Cohen: 40,516 shares; Dr. Craves: zero shares; Mr. Fust: 23,275 shares; Ms. Hutton: zero shares; Mr. McDade: 23,275 shares; Mr. Nunn: zero shares; and Mr. Ringo: 23,275 shares.

(2)
Dr. Cohen was appointed to our board of directors in June 2014. Dr. Cohen was entitled to receive an annual cash fee of $30,000 for serving as a director, which was prorated for his partial year of service in the year ended December 31, 2014 from the date of his appointment through the closing of our initial public offering. We adopted a cash and equity compensation program applicable to all non-employee directors effective as of the closing of our initial public offering, described below, pursuant to which Dr. Cohen received a prorated portion of his annual cash retainer of $46,000 from the date of the closing our initial public offering through December 31, 2014. Dr. Cohen also received consulting fees of $33,429 for his services as a consultant from January 2014 through June 2014.

(3)
We adopted a cash and equity compensation program applicable to all non-employee directors effective as of the closing of our initial public offering, described below, pursuant to which Dr. Craves received a prorated portion of his annual cash retainer of $53,500 from the date of the closing our initial public offering through December 31, 2014.

(4)
Matthew K. Fust was appointed to our board of directors in April 2014. Mr. Fust was entitled to receive an annual cash fee of $32,500 for serving as a director, which was prorated for his partial year of service in the year ended December 31, 2014 from the date of his appointment through the closing of our initial public offering. We adopted a cash and equity compensation program applicable to all non-employee directors effective as of the closing of our initial public offering, described below, pursuant to which Mr. Fust received a prorated portion of his annual cash retainer of $55,000 from the date of the closing our initial public offering through December 31, 2014.

(5)
We adopted a cash and equity compensation program applicable to all non-employee directors effective as of the closing of our initial public offering, described below, pursuant to which Ms. Hutton received a prorated portion of her annual cash retainer of $45,000 from the date of the closing our initial public offering through December 31, 2014.

(6)
Mr. McDade was appointed to our board of directors in August 2014. Mr. McDade was entitled to receive an annual cash fee of $25,000 for serving as a director, which was prorated for his partial year of service in the year ended December 31, 2014 from the date of his appointment through the closing of our initial public offering. We adopted a cash and equity compensation program applicable to all non-employee directors effective as of the closing of our initial public offering, described below, pursuant to which Mr. McDade received a prorated portion of his annual cash retainer of $35,000 from the date of the closing our initial public offering through December 31, 2014.

(7)
We adopted a cash and equity compensation program applicable to all non-employee directors effective as of the closing of our initial public offering, described below, pursuant to which Mr. Nunn received a prorated portion of his annual cash retainer of $42,500 from the date of the closing our initial public offering through December 31, 2014.

(8)
Mr. Ringo was appointed to our board of directors in July 2014. Mr. Ringo was entitled to receive an annual cash fee of $30,000 for serving as a director, which was prorated for his partial year of service in the year ended December 31, 2014 from the date of his appointment through the closing of our initial public offering. We adopted a cash and equity compensation program applicable to all non-employee directors effective as of the closing of our initial public offering, described below, pursuant to which Mr. Ringo received a prorated portion of his annual cash retainer of $47,500 from the date of the closing our initial public offering through December 31, 2014.

        In August 2014, our board of directors adopted a compensation program for non-employee directors, which became applicable upon the closing of our initial public offering in October 2014.

        Cash Compensation.    The program provides an annual cash retainer of $35,000 to each of our non-employee directors and an additional annual cash retainer of $15,000 to our Lead Independent Director. The chairs of our audit committee, our compensation committee, our science and technology committee and our nominating and corporate governance committee receive annual cash retainers of $15,000, $10,000, $10,000 and $7,500, respectively. Each non-chairperson member of our audit committee, our compensation committee, our science and technology committee and our nominating and corporate governance committee receives an annual cash retainer of $7,500, $5,000, $5,000 and $3,500, respectively. We do not pay fees to directors for attendance at meetings of our board of directors and its committees.

        Equity Compensation.    Each non-employee director who becomes a member of our board of directors will be granted an initial option to purchase 20,689 shares of our common stock upon election to our board of directors, which will vest and become exercisable as to one third of the shares on each anniversary of the grant date over three years. On the date of each annual meeting of stockholders beginning with our 2015 annual meeting, each non-employee director who continues to serve on our board of directors immediately following such meeting will automatically be granted an option to purchase 10,344 shares of our common stock, subject to proration on a monthly basis in the event the non-employee director has not served an entire year on our board of directors since his or her last stock option grant, which will vest and become exercisable as to 100% of the shares on the first anniversary following the grant date. Each option will have an exercise price equal to the fair market value of our common stock on the date of grant, will have a 10-year term and will accelerate as to all then-unvested shares immediately prior to the effectiveness of a change of control.

        Other Compensation.    Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings, including travel, meal and other expenses.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF THE THREE NOMINATED DIRECTORS

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        Our audit committee has selected Ernst & Young LLP as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2015. As a matter of good corporate governance, our audit committee has decided to submit its selection of its principal independent registered public accounting firm to stockholders for ratification. In the event that Ernst & Young LLP is not ratified by our stockholders, the audit committee will review its future selection of Ernst & Young LLP as our principal independent registered public accounting firm.

        Ernst & Young LLP audited our financial statements for the year ended December 31, 2014. Representatives of Ernst & Young LLP are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

        We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, Ernst & Young LLP periodically rotates the individuals who are responsible for our audit.

        In addition to performing the audit of our consolidated financial statements, Ernst & Young LLP provided various other services during fiscal 2013 and 2014. Our audit committee has determined that Ernst & Young LLP's provision of these services, which are described below, does not impair Ernst & Young LLP independence from Dermira. During fiscal 2013 and 2014, fees for services provided by Ernst & Young LLP were as follows:

Fees Billed to Dermira	Fiscal Year 2013	Fiscal Year 2014
Audit fees(1)	$415,000	$1,349,137
Audit-related fees	$—	$—
Tax fees(2)	$13,900	$11,534
Other fees	$—	$—

Total fees	$428,900	$1,360,671

(1)
"Audit fees" include fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; comfort letters, consents and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)
"Tax fees" include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters, assistance with sales tax and assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        Our audit committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm and the fees for the services performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

        All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL NO. 2

PROPOSAL NO. 3

RE-APPROVAL OF OUR 2014 EQUITY INCENTIVE PLAN'S MATERIAL TERMS, PERFORMANCE CRITERIA AND SECTION 162(M) LIMITS

General

        Our 2014 Equity Incentive Plan (the "Plan") was initially adopted by our board of directors and thereafter approved by our stockholders in September 2014. The Plan became effective in October 2014 in connection with our initial public offering. The Plan provides for the grant of awards to eligible employees, directors, consultants, independent contractors and advisors in the form of stock options, restricted stock awards (RSAs), stock appreciation rights (SARs), restricted stock units (RSUs), performance awards and stock bonuses.

        We believe that our future business success and our ability to remain competitive depend on our continuing efforts to attract, retain and motivate highly qualified personnel. Competition for these people in our industry is intense. A cornerstone of our method for attracting and retaining top caliber employees has been our equity-based compensation programs, including the grant of stock options and other equity awards under the Plan. Allowing employees to participate in owning shares of our common stock helps align the objectives of our stockholders and employees and is important in attracting, motivating and retaining the highly skilled personnel that are necessary in our industry.

Proposal

        In March 2015, our board of directors directed us to submit the Plan to our stockholders for re-approval of its material terms for purposes of Section 162(m) of the Code. The material terms of the Plan are described below under "Summary of the Plan." No changes are being proposed with regard to the terms of the Plan at this time.

        We are asking our stockholders to approve the material terms, performance criteria and share and performance award dollar limits of the Plan pursuant to Section 162(m) to preserve corporate income tax deductions that may become available to us. We are asking the stockholders for this approval so that we may deduct for federal income tax purposes gains attributable to awards under the Plan that, when added to the compensation payable by us to certain executive officers in any single year, exceeds $1.0 million.

        Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to certain executive officers to the extent that any of these persons receives more than $1.0 million in compensation in any single year. The executive officers subject to this limitation are those that constitute "covered employees" within the meaning of Section 162(m), which generally includes our chief executive officer and certain of our most highly compensated officers (other than the chief executive officer), but excluding our chief financial officer. Compensation generally includes cash compensation; ordinary income arising from the exercise of nonqualified stock options, RSAs, RSUs and SARs; ordinary income arising from disqualifying dispositions of incentive stock options; and ordinary income arising from stock bonuses and performance awards conferred in cash or in shares. However, if the compensation qualifies as "performance-based" for Section 162(m) purposes, we may deduct the compensation for federal income tax purposes even if it exceeds $1.0 million in a single year. Certain awards granted under the Plan may be designated as "performance-based" compensation within the meaning of Section 162(m). For these awards to continue to qualify as "performance-based" compensation under Section 162(m), our stockholders need to approve the material terms of the Plan at the Annual Meeting. The material terms for which we are seeking approval include the employees eligible to receive compensation, the share limitations, the performance factors that may be used in designing performance-based compensation and the maximum amount of performance-based compensation that may be paid.

        We believe that we must retain the flexibility to respond to changes in the market for top executive talent and offer compensation packages that are competitive with those offered by others in our industry. In the event we are motivated by competitive forces to offer compensation in excess of $1.0 million to executive officers, our board of directors believes it would be in our best interests and those of our stockholders to be able to deduct such compensation for federal income tax purposes.

        Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of formal guidance thereunder, we cannot guarantee that the awards under the Plan will qualify for exemption under Section 162(m). However, the Plan is structured with the intention that the compensation committee will have the discretion to make awards under the Plan that may qualify as "performance-based compensation" and be fully deductible if stockholder approval is obtained. Subject to the requirements of Section 162(m), if the material terms of our Plan are not re-approved by stockholders, awards will continue to be granted under the Plan until the Plan expires, but we will not make any further grants under the Plan to our "covered employees" as defined in Section 162(m), or their successors, until such time, if any, as we obtain stockholder approval of a subsequent similar approval.

Summary of the Plan

        We adopted the Plan, which became effective in October 2014, as the successor to our 2010 Equity Incentive Plan. We initially reserved 1,896,551 shares of our common stock to be issued under our Plan plus 200,708 shares that were not issued or subject to outstanding grants under our 2010 Equity Incentive Plan at the time the Plan became effective. The number of shares reserved for issuance under our Plan increases automatically on the first day of January of each of 2015 through 2024 by the number of shares equal to up to 4% of the total outstanding shares of our common stock as of the immediately preceding December 31, but no more than 43,103,448 shares may be issued pursuant to the exercise of incentive stock options over the life of the plan. However, our board of directors may reduce the amount of the increase in any particular year. In December 2014, our board of directors determined to increase the number of shares available for grant and issuance under the Plan in January 2015 by a number of shares equal to 3% of total outstanding shares of our common stock on December 31, 2014. In addition, the following shares are available for grant and issuance under our Plan:

  •
  shares subject to options or SARs granted under our Plan that cease to be subject to the option or SAR for any reason other than exercise of the option or SAR;

  •
  shares subject to awards granted under our Plan that are subsequently forfeited or repurchased by us at the original issue price;

  •
  shares subject to awards granted under our Plan that otherwise terminate without shares being issued;

  •
  shares surrendered, cancelled or exchanged for cash or a different award (or combination thereof);

  •
  shares subject to awards under our Plan that are used to pay the exercise price of an award or withheld to satisfy the tax withholding obligations related to any award;

  •
  shares issuable upon the exercise of options or subject to other awards under our 2010 Equity Incentive Plan that cease to be subject to such options or other awards by forfeiture or otherwise after the date of this prospectus;

  •
  shares issued under our 2010 Equity Incentive Plan that are repurchased by us or forfeited; and

  •
  shares subject to awards under our 2010 Equity Incentive Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award

        Our Plan authorizes the award of stock options, RSAs, SARs, RSUs, performance shares and stock bonuses. No person will be eligible to receive more than 5,172,413 shares in any calendar year under our Plan other than a new employee of ours, who will be eligible to receive no more than 10,344,827 shares under the Plan in the calendar year in which the employee commences employment. In addition, no participant will be eligible to receive more than $10.0 million in performance awards (discussed below) in any calendar year under our Plan. Any awards in shares or cash that are made outside of our Plan and permitted by applicable listing requirements are not subject to these limitations.

        Our Plan is administered by our compensation committee, all of the members of which are outside directors as defined under applicable federal tax laws, or by our board of directors acting in place of our compensation committee. The compensation committee has the authority to construe and interpret our Plan, grant awards and make all other determinations necessary or advisable for the administration of the Plan.

        Our Plan provides for the grant of awards to our employees, directors, consultants, independent contractors and advisors, provided the consultants, independent contractors, directors and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of stock options must be at least equal to the fair market value of our common stock on the date of grant.

        In general, options granted under our Plan will vest over a four-year period. Options may vest based on time or achievement of performance conditions. Our compensation committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of options granted under our Plan is 10 years.

        An RSA is an offer by us to sell shares of our common stock subject to restrictions, which may vest based on time or achievement of performance conditions. The price (if any) of an RSA will be determined by the compensation committee. Unless otherwise determined by the compensation committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us.

        SARs provide for a payment or payments in cash or shares of our common stock to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price at grant up to a maximum amount of cash or number of shares. SARs may vest based on time or achievement of performance conditions.

        RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve certain performance conditions. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the RSU shares of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash. In general, RSUs will vest over a four-year period or may vest based on achievement of performance conditions.

        Performance awards cover a number of shares of our common stock that may be settled upon achievement of the pre-established performance conditions as provided in the Plan in cash or by issuance of the underlying shares. These awards are subject to forfeiture prior to settlement due to termination of employment or failure to achieve the performance conditions.

        Stock bonuses may be granted as additional compensation for past or future service or performance, and therefore, no payment will be required for any shares awarded under a stock bonus. Unless otherwise determined by the compensation committee at the time of award, vesting will cease on the date the holder no longer provides services to us and unvested shares (if any) will be forfeited to us.

        The Plan permits the grant of performance-based stock and cash awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on income tax deductibility of compensation paid to our "covered employees" imposed by Section 162(m). Our compensation committee may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.

        Our compensation committee may establish performance goals by selecting from one or more of the following performance criteria: (1) profit before tax; (2) billings; (3) revenue; (4) net revenue; (5) earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); (6) operating income; (7) operating margin; (8) operating profit; (9) controllable operating profit or net operating profit; (10) net profit; (11) gross margin; (12) operating expenses or operating expenses as a percentage of revenue; (13) net income; (14) earnings per share; (15) total stockholder return; (16) market share; (17) return on assets or net assets; (18) our stock price; (19) growth in stockholder value relative to a pre-determined index; (20) return on equity; (21) return on invested capital; (22) cash flow (including free cash flow or operating cash flows); (23) cash conversion cycle; (24) economic value added; (25) individual confidential business objectives; (26) contract awards or backlog; (27) overhead or other expense reduction; (28) credit rating; (29) strategic plan development and implementation; (30) succession plan development and implementation; (31) improvement in workforce diversity; (32) customer indicators; (33) new product invention or innovation; (34) attainment of research and development milestones; (35) improvements in productivity; (36) bookings; (37) attainment of objective operating goals and employee metrics; and (38) any other metric that is capable of measurement as determined by our compensation committee.

        In the event there is a specified type of change in our capital structure without our receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of shares reserved under our Plan, the maximum number of shares that can be granted in a calendar year and the number of shares and exercise price, if applicable, of all outstanding awards under our Plan.

        Awards granted under our Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our compensation committee. Unless otherwise permitted by our compensation committee, stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee's guardian or legal representative. Options granted under our Plan generally may be exercised for a period of three months after the termination of the optionee's service to us, for a period of 12 months in the case of death or for a period of 12 months in the case of disability or such longer period as our compensation committee may provide. Options generally terminate immediately upon termination of employment for cause.

        If we are party to a merger or consolidation, sale of all or substantially all assets or similar change in control transaction, outstanding awards, including any vesting provisions, may be assumed or substituted by the successor company. In the alternative, outstanding awards may be cancelled in connection with a cash payment. Outstanding awards that are not assumed, substituted or cashed out will accelerate in full and expire upon the closing of the transaction. Awards held by non-employee directors will immediately vest as to all or any portion of the shares subject to the stock award and will become exercisable at such times and on such conditions as the compensation committee determines.

        The Plan will terminate 10 years from the date our board of directors approved it, unless it is terminated earlier by our board of directors. Our board of directors may amend or terminate our Plan at any time. If our board of directors amends our Plan, it does not need to ask for stockholder approval of the amendment unless required by applicable law.

        The summary of the Plan provided above is a summary of the principal features of the Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Plan.

It is qualified in its entirety by the full text of the Plan, which is filed as an exhibit to our Quarterly Report on Form 10-Q filed with the SEC on November 12, 2014.

Federal Income Tax Consequences

        The following is a brief summary of the federal income tax consequences applicable to awards granted under the Plan based on federal income tax laws in effect on the date of this proxy statement.

        This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. The summary does not discuss the tax laws of any state, municipality or foreign jurisdiction, or the gift, estate, excise, payroll or other tax laws other than federal income tax law. This summary does not discuss the impact of Section 280G of the Code governing parachute payments or Section 409A of the Code governing nonqualified deferred compensation plans. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.

        Stock Options and Stock Appreciation Rights.    A recipient of an option or SAR will not recognize taxable income upon the grant of those awards. For nonqualified stock options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss. The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (currently more than two years from the date of grant and more one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price or (ii) the difference between the sale price and the exercise price. Any additional gain recognized on the sale generally will be a capital gain. Different and complex rules may apply to incentive stock options that are early exercisable, and we encourage participants holding any such award to seek the advice of their own tax counsel.

        Restricted Stock.    For restricted stock, unless vested or unless the recipient elects under Section 83(b) of the Code to be taxed at the time of grant, the recipient will not have taxable income upon the grant, but will recognize ordinary income upon vesting equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

        Restricted Stock Units.    A holder of RSUs does not recognize taxable income when the RSU is granted. When vested RSUs (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any).

        Other Share-Based Awards.    The tax effects of other share-based awards will vary depending on the type, terms and conditions of those awards.

        Performance Awards.    No income generally will be recognized upon the grant of a performance award. Upon payment in respect of a performance award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock or other property received.

Tax Consequences to Us

        As described above, Section 162(m) denies an income tax deduction to any publicly held corporation for compensation paid to its covered employees in a taxable year to the extent compensation to such covered employee exceeds $1.0 million. It is possible that compensation attributable to stock awards or other awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

        Compensation that qualifies as "performance-based" compensation is disregarded for purposes of the Section 162(m) deduction limitations described above. Generally, compensation attributable to certain stock or other awards will qualify as performance-based compensation if the plan contains per-employee limitations, the award is granted by a committee of our board of directors consisting solely of "outside directors," the compensation is payable only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee within 90 days after the beginning of the performance period while the outcome is substantially uncertain, and the material terms of the Plan under which the award is granted have been approved by stockholders. A stock option or SAR will be considered "performance-based" compensation as described in the previous sentence solely by meeting the following requirements: the plan contains a per-employee limitation on the number of shares for which stock options and SARs may be granted during a specified period, the material terms of the plan are approved by the stockholders and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

New Plan Benefits

        All awards to directors, executive officers, employees and consultants are made at the discretion of our compensation committee, or by our board of directors acting in place of our compensation committee. Future awards to our directors, officers, employees and consultants under the Plan are discretionary. As a result, the benefits and amounts that will be received or allocated under the Plan are not determinable at this time. A non-employee director may elect to receive annual retainers and/or meeting fees in cash and/or in awards under the Plan.

        The table below shows, as to each of our executive officers named in the Summary Compensation Table and the other identified groups below, the aggregate number of awards under the Plan for the last completed fiscal year.

Name and Position	Number of Shares Underlying Options	Number of Shares Underlying Other Awards
Thomas G. Wiggans, Chief Executive Officer and Chairman of the Board	355,170	—
Andrew L. Guggenhime, Chief Operating Officer and Chief Financial Officer	140,527	—
Luis C. Peña, Executive Vice President, Product Development	67,240	—
All current executive officers (five persons)	656,037	—
All current non-employee directors (seven persons)	46,550	—
All current employees (excluding executive officers)	449,023	—

        The closing price per share of our common stock as reported by NASDAQ Global Select Market on March 31, 2015 was $15.35.

History of Grants Under the Plan

        From the inception of the Plan through March 31, 2015:

  •
  1,243,670 shares subject to options or other awards were granted under the Plan, of which no shares subject to options or other awards had been exercised or were cancelled;

  •
  awards were granted under the Plan to the following persons, in the amounts set forth by each such person's name: Thomas G. Wiggans: 355,170 shares subject to options and no other awards; Andrew L. Guggenhime: 140,527 shares subject to options and no other awards; and Luis C. Peña: 67,240 shares subject to options and no other awards;

  •
  656,037 shares subject to options and no other awards were granted to our current executive officers as a group (five persons);

  •
  46,550 shares subject to options and no other awards were granted to our non-employee directors, who are directors and not executive officers of the Company;

  •
  541,083 shares subject to options and no other awards were granted to employees and consultants other than current executive officers; and

  •
  no performance awards have been granted under the Plan.

        The options outstanding as of March 31, 2015 had a weighted-average exercise price of $16.19 per share. As of March 31, 2015, there were 1,592,449 shares available for issuance and not subject to any outstanding awards under the Plan.

        There are no nominees for election as a director who are not covered by the above. No options, shares or other awards have been granted under the Plan to any associate of any executive officer or director of the Company, and no person received 5% or more of the total options or rights granted under the Plan from its inception.

Certain Interests of Directors

        In considering the recommendation of our board of directors with respect to the approval of the material terms of the Plan, stockholders should be aware that the members of our board of directors have certain interests, which may present them with conflicts of interest in connection with this proposal. As discussed above, directors are eligible to receive awards under the Plan. Please see Proposal No. 1—Election of Directors—Director Compensation for more detail about equity grants to our directors. Our board of directors recognizes that approval of this proposal may benefit our directors and their successors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RE-APPROVAL OF OUR 2014 EQUITY INCENTIVE PLAN'S MATERIAL TERMS, PERFORMANCE CRITERIA AND SECTION 162(M) LIMITS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2015, by:

  •
  each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

  •
  each of our directors or director nominees;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

        We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

        Applicable percentage ownership is based on 24,670,911 shares of common stock outstanding as of March 31, 2015. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities that owns 5% or more of our common stock listed in the table below is c/o Dermira, Inc., 275 Middlefield Road, Suite 150, Menlo Park, CA 94025.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Entities affiliated with Bay City Capital(1)	3,506,647	14.2%
Entities affiliated with New Enterprise Associates(2)	3,506,649	14.2
Entitles affiliated with Fidelity(3)	3,236,136	13.1
Canaan VIII L.P.(4)	2,500,149	10.1
UCB S.A.(5)	1,841,234	7.5
Apple Tree Partners IV, L.P.(6)	1,258,637	5.1
Directors and Named Executive Officers
Thomas G. Wiggans(7)	660,289	2.6
Eugene A. Bauer(8)	315,326	1.3
Andrew Guggenhime(9)	45,127	*
Luis C. Peña(10)	154,568	*
David E. Cohen(11)	58,833	*
Fred B. Craves(1)	3,506,647	14.2
Matthew K. Fust(12)	14,404	*
Wende S. Hutton(13)	—	*
Mark D. McDade(14)	5,818	*
Jake R. Nunn(15)	—	*
William R. Ringo(16)	6,465	*
All executive officers and directors as a group (12 persons)(17)	4,924,646	19.2

*
Represents beneficial ownership of less than one percent.

(1)
Based on information contained in a Schedule 13D filed with the SEC by Bay City Capital on October 14, 2014. Consists of (a) 3,441,075 shares held by Bay City Capital Fund V, L.P. (BCC Fund V) and (b) 65,572 shares held by Bay City Capital Fund V Co-Investment Fund, L.P. (BCCCI). Bay City Capital Management V LLC (BCCMV) is the general partner of BCC Fund V and BCCCI and has sole voting and investment power over the shares held by BCC Fund V and BCCCI. Bay City Capital LLC (BCC LLC) is the manager of BCCMV, and thus has sole voting and investment power over the shares held by BCC Fund V and BCCCI. Fred B. Craves and Carl Goldfischer are the Managing Directors of BCC LLC and share such powers. Fred B. Craves, a member of our board of directors, is a Managing Director of Bay City Capital and therefore may be deemed to share voting and investment power over these entities. The address for the entities affiliated with Bay City Capital is 750 Battery Street Suite 400, San Francisco, CA 94111.

(2)
Based on information contained in a Schedule 13D filed with the SEC by New Enterprise Associates on October 14, 2014 and information provided to the Company by NEA Ventures 2011, L.P. (NEA Ventures 2011). Consists of (a) 3,502,922 shares held by New Enterprise Associates 13, L.P. (NEA 13) and (b) 3,727 shares held by NEA Ventures 2011. The shares held by NEA 13 are indirectly held by NEA Partners 13, L.P. (NEA Partners 13), its sole general partner, NEA 13 GP, LTD (NEA 13 LTD), the sole general partner of NEA Partners 13, and each of the individual directors of NEA 13 LTD. The individual directors of NEA 13 LTD are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Patrick J. Kerins, Krishna "Kittu" Kolluri, David M. Mott, Scott D. Sandell, Ravi Viswanathan and Harry R. Weller, which we refer to collectively as the NEA 13 Directors. The shares held by NEA Ventures 2011 are indirectly held by Karen P. Welsh, the general partner of NEA Ventures 2011. NEA Partners 13, NEA 13 LTD and the NEA 13 Directors share voting and investment power over the shares held by NEA 13. Karen P. Welsh has sole voting and investment power over the shares held by NEA Ventures 2011. The address of NEA 13 is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(3)
Based on information contained in a Schedule 13G/A filed with the SEC by FMR LLC on February 13, 2015. Consists of (a) 3,236,136 shares beneficially owned by FMR LLC, of which 2,041,105 shares are beneficially owned by Select Biotechnology Portfolio. These accounts are managed by direct or indirect subsidiaries of FMR LLC. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(4)
Based on information contained in a Schedule 13D filed with the SEC by Canaan Partners on October 10, 2014. Canaan Partners VIII LLC is the general partner of Canaan VIII L.P. and may be deemed to have sole investment and voting power over the shares held by Canaan VIII L.P. through its control of such entity. Brenton K. Ahrens, John V. Balen, Stephen M. Bloch, Wende S. Hutton, Maha Ibrahim, Deepak Kamra, Guy M. Russo and Eric A. Young are the managing members of Canaan Partners VIII LLC. Investment and voting decisions with respect to the shares held by Canaan VIII L.P. are made by the managers of Canaan Partners VIII LLC, collectively. No manager of Canaan Partners VIII LLC has beneficial ownership of any shares held by Canaan VIII L.P. The address for Canaan VIII L.P. is 285 Riverside Avenue, Suite 250, Westport, CT 06880.

(5)
The address for UCB S.A. is Allée de la Recherche 60, B-1070, Brussels, Belgium.

(6)
Based on information contained in a Schedule 13D filed with the SEC by Apple Tree Partners on October 17, 2014. Consists of shares held by Apple Tree Partners IV, L.P. ATP III GP, Ltd. is the general partner of Apple Tree Partners IV, L.P. and may be deemed to have sole investment and voting power over the shares held by Apple Tree Partners IV, L.P. Seth L. Harrison is the managing general partner of ATP III GP, Ltd., and as such has sole investment and voting power over the shares held by Apple Tree Partners IV, L.P. The address for Apple Tree Partners IV, L.P. is 47 Hulfish Street, Suite 441, Princeton, New Jersey 08542.

(7)
Consists of (a) 263,180 shares of stock held by the Wiggans Living Trust dated 5/14/02, of which Mr. Wiggans is a co-trustee, (b) 8,620 shares of common stock held by the Amanda Wiggans Irrevocable Gifting Trust dated 2/24/11, with respect to which Mr. Wiggans has no voting or dispositive power, (c) 8,620 shares of common stock held by the Elizabeth Wiggans Irrevocable Gifting Trust dated 2/24/11, with respect to which Mr. Wiggans has no voting or dispositive power, and (d) 379,869 shares of common stock issuable to Mr. Wiggans pursuant to options exercisable within 60 days of March 31, 2015.

(8)
Consists of (a) 104,478 shares of common stock held in the Bauer Family 1995 Trust dated June 15, 1995, of which Dr. Bauer is a co-trustee, and (b) 210,848 shares of common stock issuable to Dr. Bauer pursuant to options exercisable within 60 days of March 31, 2015.

(9)
Consists of shares of common stock issuable to Mr. Guggenhime pursuant to options exercisable within 60 days of March 31, 2015.

(10)
Consists of shares of common stock issuable to Mr. Peña pursuant to options exercisable within 60 days of March 31, 2015.

(11)
Consists of (a) 34,482 shares of common stock held directly by Dr. Cohen and (b) 24,351 shares of common stock issuable to Dr. Cohen pursuant to options exercisable within 60 days of March 31, 2015.

(12)
Consists of (a) 6,000 shares of common stock held directly by Mr. Fust and (b) 8,404 shares of common stock issuable to Mr. Fust pursuant to an option exercisable within 60 days of March 31, 2015.

(13)
Ms. Hutton is a member and manager of Canaan Partners VIII LLC, the general partner of Canaan VIII L.P. Ms. Hutton does not have voting or investment power over any of the shares directly held by Canaan VIII L.P. referenced in footnote (4) above. Ms. Hutton's business address is 2765 Sand Hill Road, Menlo Park, CA 94025.

(14)
Consists of shares of common stock issuable to Mr. McDade pursuant to an option exercisable within 60 days of March 31, 2015. Mr. McDade is an employee of UCB S.A. but does not have voting or investment power over any of the shares held by UCB S.A. referenced in footnote (4) above. Mr. McDade's business address is Allée de la Recherche 60, B-1070, Brussels, Belgium.

(15)
Mr. Nunn is a partner of New Enterprise Associates. Mr. Nunn does not have voting or investment power over any of the shares directly held by NEA 13 or NEA Ventures 2011 referenced in footnote (2) above. Mr. Nunn's business address is 2855 Sand Hill Road, Menlo Park, CA 94025.

(16)
Consists of shares of common stock issuable to Mr. Ringo pursuant to an option exercisable within 60 days of March 31, 2015.

(17)
Consists of (a) 3,975,130 shares of issued and outstanding stock and (b) 949,516 shares of common stock issuable to our directors and executive officers as a group pursuant to options exercisable within 60 days of March 31, 2015.

EXECUTIVE OFFICERS

        The names of our executive officers, their ages as of March 31, 2015 and their positions are shown below.

Name	Age	Position
Thomas G. Wiggans	63	Chief Executive Officer and Chairman of the Board
Eugene A. Bauer, M.D.	72	Chief Medical Officer and Director
Christopher M. Griffith	38	Vice President, Corporate Development & Strategy
Andrew L. Guggenhime	46	Chief Operating Officer and Chief Financial Officer
Luis C. Peña	52	Executive Vice President, Product Development

        The board of directors chooses executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any other director or executive officer of Dermira.

        For information regarding Mr. Wiggans and Dr. Bauer, please refer to Proposal No. 1, "Election of Directors," above.

        Christopher M. Griffith founded our company in August 2010 and has served as our Vice President of Corporate Development and Strategy since August 2011, after previously serving as our Head of Corporate Development and Strategy since September 2010. From July 2005 to September 2010, Mr. Griffith worked in corporate development at Gilead Sciences, Inc., most recently as Associate Director of Corporate Development. From May 2004 to August 2004, Mr. Griffith worked in the bio-oncology strategy group at Genentech, Inc., a biotechnology company. From 2001 to 2003, Mr. Griffith worked at Bay City Capital. Mr. Griffith received B.S. and M.S. degrees in biological sciences from Stanford University and an M.B.A. degree from Harvard Business School.

        Andrew L. Guggenhime has served as our Chief Operating Officer and Chief Financial Officer since April 2014. From September 2011 to April 2014, Mr. Guggenhime served as Chief Financial Officer for CardioDx, Inc., a molecular diagnostics life sciences company, where he currently serves as a director. From September 2010 to April 2011, Mr. Guggenhime served as Chief Financial Officer for Calistoga Pharmaceuticals, Inc., a biotechnology company acquired in April 2011 by Gilead. From December 2008 to June 2010, Mr. Guggenhime served as Senior Vice President and Chief Financial Officer for Facet Biotech Corporation, a biotechnology company acquired in April 2010 by Abbott Laboratories. Facet Biotech Corporation was spun off from PDL BioPharma, Inc., a biopharmaceutical company, at which Mr. Guggenhime served as Chief Financial Officer from April 2006 to December 2008. From October 2000 to March 2006, Mr. Guggenhime served as Senior Vice President and Chief Financial Officer for Neoforma, Inc., a provider of supply-chain management solutions for the healthcare industry, and from January to October 2000 he served as its Vice President, Corporate Development. Mr. Guggenhime began his career in financial services at Merrill Lynch & Co. and Wells Fargo & Company. Mr. Guggenhime holds an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University and a B.A. in international politics and economics from Middlebury College.

        Luis C. Peña is a co-founder and has served as our Executive Vice President of Product Development since July 2013, after previously serving as our Vice President of Product Development since June 2011. From November 2010 to June 2011, Mr. Peña served as a consultant to our company. Mr. Peña served as Vice President, Head of Global Prescription Development at Stiefel, a GSK company, from January 2010 to March 2011 and, from January 2007 to December 2009, Mr. Peña served as Senior Vice President Portfolio Planning and Management at Stiefel, prior to its acquisition by GlaxoSmithKline LLC. From 2005 to 2007, Mr. Peña served as Vice President of Portfolio Planning and Management of Connetics. From 2001 to 2005, Mr. Peña served as Vice President of Product Development of Nuvelo, Inc., a biopharmaceutical company. Previously, Mr. Peña served as Senior

Director of Project Planning and Management for Theravance, Incorporated, a pharmaceutical company, and held various positions in manufacturing, research and development at Genentech. Mr. Peña currently serves as an advisor to the SPARK program for the Stanford University School of Medicine where he has been an advisor since 2012. Mr. Peña holds a B.S. in biochemistry from San Francisco State University.

 EXECUTIVE COMPENSATION

Overview

        This section provides an overview of the material components of our executive compensation program for our principal executive officer and the two other most highly compensated executive officers serving as such at December 31, 2014. We refer to these three executive officers as our "Named Executive Officers." The compensation awarded to, earned by or paid to our Named Executive Officers for all services rendered in all capacities to us during the years ended December 31, 2013 and 2014 is set forth in detail in the Summary Compensation Table and other tables that follow, as well as the accompanying footnotes and narratives relating to those tables.

        Our Named Executive Officers for the year ended December, 31, 2014 were:

  •
  Thomas G. Wiggans, Chief Executive Officer and Chairman of the Board;

  •
  Andrew L. Guggenhime, Chief Operating Officer and Chief Financial Officer; and

  •
  Luis C. Peña, Executive Vice President, Product Development.

        We refer to these individuals in this section as our "Named Executive Officers."

Summary Compensation Table

        The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to each of our Named Executive Officers for all services rendered in all capacities during the years ended December 31, 2013 and 2014:

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
Thomas G. Wiggans	2014	371,316	3,314,310	207,936	3,893,562
Chief Executive Officer and Chairman of the Board	2013	360,062	263,156	103,013	726,231
Andrew L. Guggenhime(3)	2014	224,667	1,978,850	111,293	2,314,810
Chief Operating Officer and Chief Financial Officer	2013	—	—	—	—
Luis C. Peña	2014	300,000	627,458	126,000	1,053,458
Executive Vice President, Product Development	2013	267,475	124,482	74,000	465,957

(1)
The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the Named Executive Officers during the year ended December 31, 2014 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 2 to the audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2014. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our Named Executive Officers from the options.

(2)
The amounts reported in the "Non-Equity Incentive Plan Compensation" column for 2014 represent bonuses earned by Messrs. Wiggans, Guggenhime and Peña under incentive compensation guidelines recommended by our compensation committee and approved by our board of directors for the year ended December 31, 2014. Under the guidelines, Mr. Wiggans was entitled to a target bonus of up to approximately 40% of his base salary, Mr. Guggenhime was entitled to a target bonus of up to approximately 35% of his base salary (prorated for his partial year of service) and Mr. Peña was entitled to a target bonus of up to approximately 30% of his base salary. Our board of directors determined the actual amounts of the incentive bonuses following the end of the year ended December 31, 2014 based on our achievement of product development, financial and other corporate objectives. We paid bonuses of approximately 140% of the target bonuses set for Messrs. Wiggans, Guggenhime and Peña based on performance relative to targets.

(3)
Mr. Guggenhime joined us as Chief Operating Officer and Chief Financial Officer in April 2014.

Outstanding Equity Awards at Fiscal Year-End Table

        The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options and other equity awards held as of December 31, 2014.

	Option Awards
		Number of Securities Underlying Unexercised Options (#)
					Option Exercise Price ($)
	Grant Date (1)					Option Expiration Date
Name		Exercisable		Unexercisable
Mr. Wiggans	10/4/2011	200,799	(2)	52,843	$0.986	10/3/2021
	1/4/2013	88,333	(3)	96,016	1.218	1/3/2023
	7/11/2013	34,860	(3)	63,570	1.74	7/10/2023
	10/2/2014	—	(3)	355,170	16.00	10/1/2024
Mr. Guggenhime	6/5/2014	—	(3)	180,513	5.51	6/4/2024
	10/2/2014	—	(3)	140,527	16.00	10/1/2024
Mr. Peña	11/16/2010	4,137	(2)	—	0.0058	11/15/2020
	10/4/2011	82,973	(3)	11,854	0.986	10/3/2021
	1/4/2013	15,575	(3)	16,931	1.218	1/3/2023
	7/11/2013	29,842	(3)	54,418	1.74	7/10/2023
	10/2/2014	—	(3)	67,240	16.00	10/1/2024

(1)
Outstanding equity awards granted prior to October 2, 2014 were granted under our 2010 Equity Incentive Plan. Outstanding equity awards granted on or after October 2, 2014 were granted under our 2014 Equity Incentive Plan. All options set forth in the table have a 10-year term. In general, the unvested portion of the shares subject to an option will expire prior to the option's stated expiration date in the event of the optionee's termination of employment. See "Potential Payments upon Employment Termination and Change of Control Events" for additional information.

(2)
This stock option vests over a four-year period at the rate of 1/48th of the shares of common stock underlying this stock option each month following the vesting commencement date.

(3)
This stock option vests over a four-year period, with the first 1/4th of the shares of common stock underlying this stock option vesting on the one-year anniversary of the vesting commencement date and, thereafter, 1/48th of the shares of common stock underlying this stock option vesting each month following the one-year anniversary of the vesting commencement date.

Employee Agreements and Offer Letters

        We have entered into employment agreements or offer letters with each of our Named Executive Officers. Each of these arrangements was approved by our then current chief executive officer or our board of directors.

  Mr. Wiggans' Employment Agreement

        On August 18, 2010, we entered into an employment agreement with Mr. Wiggans in connection with his appointment as our Chief Executive Officer, which we subsequently amended and restated on August 4, 2011. The terms and conditions of his amended employment agreement provided for an annual base salary of $350,000, subject to adjustment from time to time, and eligibility for an annual bonus, health insurance and other employee benefits as we establish for our employees from time to time. His original employment agreement provided for the opportunity to purchase 172,413 shares of our common stock, with a purchase price of $0.0058 per share. In satisfaction of the terms of the employment agreement, Mr. Wiggans purchased 172,413 shares of our common stock in August 2010.

  Mr. Guggenhime's Offer Letter

        On April 24, 2014, we entered into an employment offer letter with Mr. Guggenhime in connection with his appointment as our Chief Operating Officer and Chief Financial Officer. The terms and conditions of his employment offer letter provided for an annual base salary of $337,000, subject to adjustment from time to time, and eligibility for an annual bonus, health insurance and other employee benefits as we establish for our employees from time to time. His employment offer letter provided for the grant of an option to purchase 180,513 shares of our common stock, with a purchase price equal to the fair market value on the date of grant as approved by Dermira's Board of Directors. Additionally, Mr. Guggenhime's employment letter provided for an option grant to purchase a number of shares to be determined following the closing of our next preferred stock financing. In satisfaction of the terms of the offer letter, Mr. Guggenhime received an option grant to purchase 180,513 shares of our common stock in June 2014 and an additional option grant to purchase 73,287 shares in October 2014.

  Mr. Peña's Employment Offer Letter

        On June 1, 2011, we entered into an employment offer letter with Mr. Peña in connection with his appointment as our Vice President of Product Development, which we subsequently amended and restated on August 3, 2011 and July 17, 2012. The terms and conditions of his amended and restated employment offer letter provided for an annual base salary of $260,000, subject to adjustment from time to time, and eligibility for an annual bonus, health insurance and other employee benefits as we establish for our employees from time to time. His original employment offer letter provided for the grant of an option to purchase 94,827 shares of our common stock, with a purchase price to be established following our initial equity financing, and his 2012 amended and restated employment offer letter provided for an additional option grant to purchase a number of shares to be determined following the closing of the second tranche of our Series A convertible preferred stock financing. In satisfaction of the terms of the offer letter, Mr. Peña received an option grant to purchase 94,827 shares of our common stock in October 2011 and an additional option grant to purchase 32,506 shares in January 2013.

Other Benefits

        In addition to the other arrangements described in this section, upon a termination of employment, each Named Executive Officer is eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay and 401(k) benefits, in accordance with those plans and policies.

Potential Payments upon Termination or Change in Control

        In September 2014, we adopted a severance and change in control policy applicable to our Named Executive Officers and certain other employees pursuant to which each Named Executive Officer entered into a severance and change in control agreement that superseded all previous severance and change of control arrangements we had entered into with our Named Executive Officers. The severance and change in control agreement has a term of three years, which renews unless we provide written notice of non-renewal. Under the severance and change in control agreement:

  •
  If we terminate the employment of any of our Named Executive Officers without cause (as defined in the severance and change in control agreement), or such Named Executive Officer resigns for good reason (as defined in the severance and change in control agreement), and such Named Executive Officer has executed a general release of claims in a form prescribed by us, such Named Executive Officer would be entitled to:

  •
  severance in the amount of 12 months of his then current annual base salary for Mr. Wiggans and nine months of his then current annual base salary for Messrs. Guggenhime and Peña, paid in accordance with our standard payroll procedures; and

  •
  if such Named Executive Officer has elected to continue his health insurance coverage, the monthly benefits premium under COBRA for 12 months for Mr. Wiggans and for nine months for Messrs. Guggenhime and Peña.

  •
  If, three months prior to a change in control (as defined in the severance and change in control agreement) or 12 months following a change of control, we terminate a Named Executive Officer's employment without cause or such Named Executive Officer resigns for good reason, and such Named Executive Officer has executed a general release of claims in a form prescribed by us, such Named Executive Officer would be entitled to:

  •
  severance in the amount of (1) 18 months of his then current annual base salary for Mr. Wiggans and 15 months of his then current annual base salary for Messrs. Guggenhime and Peña, paid in accordance with our standard payroll procedures, and (2) 150% of the annual target bonus for Mr. Wiggans and 125% of the annual target bonuses for Messrs. Guggenhime and Peña;

  •
  if such Named Executive Officer has elected to continue his health insurance coverage, the monthly benefits premium under COBRA for 18 months for Mr. Wiggans and for 15 months for Messrs. Guggenhime and Peña; and

  •
  the shares underlying all unvested equity awards held by each such Named Executive Officer immediately prior to such termination will become 100% vested and exercisable.

        The table below presents estimated payments and benefits that would have been provided to each of our current named executive officers assuming their respective qualifying terminations as of December 31, 2014.

	Thomas G. Wiggans	Andrew L. Guggenhime	Luis C. Peña
Termination not in connection with Change of Control
Cash severance	$371,316	$252,750	$225,000
Post-termination COBRA reimbursement	46,444	24,040	21,090

Total	417,760	276,790	246,090

Termination in connection with Change of Control
Cash severance	779,763	568,688	487,501
Post-termination COBRA reimbursement	69,665	40,066	35,150
Acceleration of unvested options(1)	10,279,218	5,814,034	2,724,523

Total	11,128,646	6,422,788	3,247,174

(1)
Amount represents the intrinsic value of the acceleration benefit and is based upon the value of a share of our common stock as of December 31, 2014, calculated based on the closing price of $18.11 per share as of December 31, 2014.

401(k) Plan

        We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Code, containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. U.S. employees who have attained at least 21 years of age are generally eligible to participate in the plan on the first day of the calendar month following the employees' date of hire, subject to certain eligibility requirements. Participants may make pre-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Pre-tax contributions by participants and the income earned on those contributions are generally not taxable to participants until withdrawn. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee's interest in his or her pre-tax deferrals is 100% vested when contributed. Although the plan provides for a discretionary employer matching contribution, to date we have not made such a contribution on behalf of employees. The Plan permits all eligible Plan participants to contribute between 1% and 100% of eligible compensation, on a pre-tax basis, into their accounts.

Limitations on Liability and Indemnification Matters

        Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

  •
  any breach of the director's duty of loyalty to us or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

  •
  any transaction from which the director derived an improper personal benefit.

        Our restated certificate of incorporation and our restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

        We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers and certain of our key employees, in addition to the indemnification provided for in our restated certificate of incorporation and restated bylaws. These agreements, among other things, require us to indemnify our directors, officers and key employees for certain expenses, including attorneys' fees, judgments, penalties, fines and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers and key employees for the defense of any action for which indemnification is required or permitted.

        We believe that provisions of our restated certificate of incorporation, bylaws and indemnification agreements are necessary to attract and retain qualified directors, officers and key employees. We also maintain directors' and officers' liability insurance.

        The limitation of liability and indemnification provisions in our restated certificate of incorporation and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

        At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Other Compensation Policies and Tax and Accounting Considerations

  Derivatives Trading and Hedging Policy

        Our insider trading policy prohibits the use of puts, calls and shorts related to our shares by our directors, officers and employees.

  Deductibility of Executive Compensation

        Section 162(m) of the Code limits the amount that we may deduct from our federal income taxes for remuneration paid to our executive officers to $1.0 million per executive officer per year, unless certain requirements are met. Section 162(m) provides an exception from this deduction limitation for certain forms of "performance-based compensation," as well as for the gain recognized by executive officers upon the exercise of qualifying compensatory stock options. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation and will consider deductibility when analyzing potential compensation alternatives, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our Compensation Committee has not adopted a policy that requires that all compensation be deductible.

  No Gross-ups of Parachute Payments and Deferred Compensation

        We did not provide any executive officer, including any Named Executive Officer, with a "gross-up" or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A of the Code during the year ended December 31, 2014, and we have not agreed and are not otherwise obligated to provide any named executive officers with such a "gross-up" or other reimbursement.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table presents information as of December 31, 2014 with respect to compensation plans under which shares of our common stock may be issued. The category "Equity compensation plans approved by security holders" in the table below consists of the 2010 Equity Incentive Plan, 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options (#)		Weighted- average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,401,395	(1)	$6.88	1,243,063	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	3,401,395		$6.88	1,243,063

(1)
Excludes purchase rights accruing under the 2014 Employee Stock Purchase Plan.

(2)
Includes 301,724 shares that remain available for purchase under the 2014 Employee Stock Purchase Plan and 941,339 shares of common stock that remain available grant under the 2014 Equity Incentive Plan. Any such shares of common stock that are subject to outstanding awards under the 2010 Equity Incentive Plan that are issuable upon the exercise of options that expire or become unexercisable for any reason without having been exercised in full will be forfeited and will be available for future grant and issuance under the 2014 Equity Incentive Plan. In addition, the number of shares reserved for issuance under our 2014 Equity Incentive Plan will increase automatically on the first day of January of each of 2015 through 2024 by the number of shares equal to the lesser of 4% of the total outstanding shares of our common stock as of the immediately preceding December 31st and a number of shares approved by our board of directors. Similarly, the number of shares reserved for issuance under our 2014 Employee Stock Purchase Plan will increase will increase automatically on the first day of January of each of 2015 through 2024 by the number of shares equal to the lesser of 1% of the total outstanding shares of our common stock as of the immediately preceding December 31st (rounded down to the nearest whole share) and a number of shares approved by our board of directors or our compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Other than the compensation arrangements, including employment, severance and change in control arrangements and indemnification arrangements discussed above in the section entitled "Executive Compensation," since January 1, 2014, the following are the only transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our common stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.

Series C Convertible Preferred Stock Financing

        In August 2014, we sold an aggregate of 5,297,041 shares of our Series C convertible preferred stock at a purchase price of $9.628 per share for an aggregate purchase price of approximately $51.0 million. Each share of our Series C convertible preferred stock converted automatically into one share of our common stock upon the completion of our initial public offering in October 2014.

        The purchasers of our Series C convertible preferred stock are entitled to specified registration rights. The following table summarizes the Series C convertible preferred stock purchased by our directors, executive officers and beneficial holders of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons since January 1, 2014. The terms of these purchases were the same for all purchasers of our Series C convertible preferred stock. Please refer to the section titled "Security Ownership of Certain Beneficial Owners and Management" for more details regarding the shares held by these entities.

Name of Stockholder	Shares of Series C Convertible Preferred Stock	Total Purchase Price
Apple Tree Partners IV, L.P.	1,038,637	$9,999,999
Entities affiliated with Fidelity Investments	1,038,636	9,999,999
UCB S.A.(1)	778,977	7,500,000
Entities affiliated with Bay City Capital(2)	382,840	3,685,992
New Enterprise Associates 13, Limited Partnership(3)	382,840	3,685,992
Canaan VIII L.P.(4)	272,955	2,628,014
Wiggans Living Trust dated 5/14/02(5)	25,965	249,999

(1)
Mark D. McDade, a member of our board of directors, is Executive Vice President, Chief Operating Officer of UCB.

(2)
Consists of shares purchased by Bay City Capital Fund V, L.P. and Bay City Capital Fund V Co-Investment Fund, L.P. Fred B. Craves, a member of our board of directors, is a managing director of Bay City Capital.

(3)
Jake R. Nunn, a member of our board of directors, is a partner of New Enterprise Associates.

(4)
Wende S. Hutton, a member of our board of directors, is a member and manager of Canaan Partners VIII LLC, the general partner of Canaan VIII L.P.

(5)
Thomas G. Wiggans is a co-trustee of the Wiggans Living Trust dated 5/14/02. Mr. Wiggans is our Chief Executive Officer and Chairman of the Board.

Series B Convertible Preferred Stock Financing

        In April 2014, we sold an aggregate of 593,508 shares of our Series B convertible preferred stock at a purchase price of $8.4245 per share for an aggregate purchase price of approximately $5.0 million. Each share of our Series B convertible preferred stock converted automatically into one share of our common stock upon the completion of our initial public offering in October 2014.

        The purchasers of our Series B convertible preferred stock are entitled to specified registration rights. The following table summarizes the Series B convertible preferred stock purchased by our directors, executive officers and beneficial holders of more than 5% of our capital stock since January 1, 2014. The terms of these purchases were the same for all purchasers of our Series B convertible preferred stock. Please refer to the section titled "Security Ownership of Certain Beneficial Owners and Management" for more details regarding the shares held by these entities.

Name of Stockholder	Shares of Series B Convertible Preferred Stock		Total Purchase Price
Bay City Capital Fund V, L.P.(1)	1	(2)	$8
UCB S.A.(3)	593,507		5,000,000

(1)
Fred B. Craves, a member of our board of directors, is a managing director of Bay City Capital.

(2)
The one share of our Series B convertible preferred stock purchased by Bay City Capital Fund V, L.P. in April 2014 was subsequently aggregated with other shares of Series B convertible preferred stock held by Bay City Capital Fund V, L.P. and split in connection with a 5.8-to-1 reverse stock split of our outstanding capital stock that was effected on September 18, 2014.

(3)
Mark D. McDade, a member of our board of directors, is Executive Vice President, Chief Operating Officer of UCB.

Transactions with UCB

        In March 2014, we entered into the UCB Agreement, pursuant to which we are developing Cimzia in order for UCB to seek regulatory approval from the U.S. Food and Drug Administration, the European Medicines Agency and the Canadian federal department for health for the treatment of psoriasis, and upon the grant of regulatory approval in the United States and Canada, for us to promote sales of Cimzia to dermatologists and conduct related medical affairs activities in the United States and Canada.

        In April 2014, UCB purchased 593,507 shares of our Series B convertible preferred stock for an aggregate purchase price of approximately $5.0 million. In August 2014, UCB purchased 778,977 shares of our Series C convertible preferred stock for an aggregate purchase price of approximately $7.5 million.

        In September 2014, we entered into a purchase agreement pursuant to which entities affiliated with UCB purchased from us in a private placement 468,750 shares of our common stock with an aggregate purchase price of $7.5 million, at a price per share of $16.00, which is equal to the price per share at which we sold shares of common stock in our initial public offering. The sale of these shares to entities affiliated with UCB was not registered in our initial public offering. UCB agreed to enter into the purchase agreement providing for the concurrent private placement pursuant to the terms of the UCB Agreement.

        As of March 31, 2015, entities affiliated with UCB beneficially owned approximately 7.5% of our outstanding capital stock.

        Mark D. McDade, a member of our board of directors, is Executive Vice President, Chief Operating Officer of UCB. Pursuant to the UCB Agreement, UCB is entitled to designate one member of our board of directors, currently Mr. McDade, and we have agreed not to remove the UCB designee from our board of directors prior to, and to re-nominate the UCB designee for election to our board of directors at, each annual meeting of stockholders taking place prior to the earliest of the date that (1) Dermira has terminated the UCB Agreement for certain breaches of UCB, (2) UCB has terminated the UCB Agreement for certain breaches of Dermira, (3) UCB ceases to own 50% of the shares of Dermira that it has purchased directly from Dermira, (4) Dermira consummates a change of control, (5) specified time periods after the termination of the UCB Agreement, other than termination for a breach, have lapsed and (6) the later of the date on which (a) all valid claims under a patent relevant to the UCB Agreement have expired or the last unexpired valid claim of this patent is declared invalid and (b) the net sales of Cimzia to dermatologists in a calendar year during the term of the UCB Agreement are less than a specified percentage of the net sales of Cimzia to dermatologists in any prior calendar year during the term of the UCB Agreement.

Insider Participation in Initial Public Offering

        Certain of our principal stockholders affiliated with our directors purchased 187,500 shares of our common stock in our initial public offering at the initial public offering price, for an aggregate purchase price of approximately $3.0 million. The terms of these purchases were the same for all purchasers of our common stock in our initial public offering. Please refer to the section titled "Security Ownership of Certain Beneficial Owners and Management" for more details regarding the shares held by these entities.

Name of Stockholder	Shares of Common Stock	Total Purchase Price
Entities affiliated with Bay City Capital(1)	69,112	$1,105,792
New Enterprise Associates 13, Limited Partnership(2)	69,112	1,105,792
Canaan VIII L.P.(3)	49,276	788,416

(1)
Consists of shares purchased by Bay City Capital Fund V, L.P. and Bay City Capital Fund V Co-Investment Fund, L.P. Fred B. Craves, a member of our board of directors, is a managing director of Bay City Capital.

(2)
Jake R. Nunn, a member of our board of directors, is a partner of New Enterprise Associates.

(3)
Wende S. Hutton, a member of our board of directors, is a member and manager of Canaan Partners VIII LLC, the general partner of Canaan VIII L.P.

Amended and Restated Investors' Rights Agreement

        In connection with our sale of Series C convertible preferred stock in August 2014, we entered into an amended and restated investors' rights agreement with certain holders of our common stock and holders of our convertible preferred stock, including entities with which certain of our directors are affiliated. These stockholders are entitled to rights with respect to the registration of their shares following our initial public offering under the Securities Act.

Review, Approval or Ratification of Transactions with Related Parties

        Our board of directors has adopted a written related-party transactions policy. Under this policy, the audit committee reviews transactions that may be "related-person transactions," which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is a person who is, or at any time since the beginning of the Company's last fiscal year was, a director, executive officer or nominee for director; a beneficial owner of greater than 5% of our common stock; or a member of the immediate family of any of the foregoing. Our related-party transactions policy sets forth the procedures for the identification, review, consideration and approval of related-party transactions.

 REPORT OF THE AUDIT COMMITTEE

        The information contained in the following report of Dermira's Audit Committee is not considered to be "soliciting material," "filed" or incorporated by reference in any past or future filing by Dermira under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Dermira specifically incorporates it by reference.

        The Audit Committee has reviewed and discussed with Dermira's management and Ernst & Young LLP the audited consolidated financial statements of Dermira for the year ended December 31, 2014. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from Dermira.

        Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Dermira's annual report on Form 10-K for the year ended December 31, 2014 for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee
Matthew K. Fust, Chair
David E. Cohen
William R. Ringo

 ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

        Dermira's bylaws provide that, for stockholder nominations to the board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Dermira, Inc., 275 Middlefield Road, Suite 150, Menlo Park, CA 94025, Attn: Corporate Secretary.

        To be timely for the 2016 annual meeting, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Dermira not earlier than 5:00 p.m. Pacific Time on February 27, 2016 and not later than 5:00 p.m. Pacific Time on March 28, 2016. However, if the date of our 2016 annual meeting of stockholders is advanced by more than 30 days before or delayed by more than 60 days after the one-year anniversary of the date of our 2015 annual meeting, then, for notice to the stockholder to be timely, it must be delivered to the Secretary at the address listed on the front page not earlier than the close of business on the 105th day prior to the currently proposed annual meeting and not later than the close of business on the later of (1) the 75th day prior to such annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by Dermira. A stockholder's notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Dermira's bylaws.

        Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Dermira's 2016 annual meeting must be received by the Company not later than December 26, 2015 in order to be considered for inclusion in Dermira's proxy materials for that meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires Dermira's directors, executive officers and any persons who own more than 10% of Dermira's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Dermira with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Dermira and written representations from the directors and executive officers, Dermira believes that all Section 16(a) filing requirements were timely met in the year ended December 31, 2014.

Available Information

        Dermira will mail, without charge, upon written request, a copy of Dermira's annual report on Form 10-K for the year ended December 31, 2014, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Investor Relations
Dermira, Inc.
275 Middlefield Road, Suite 150
Menlo Park, California 94025
Attn: Investor Relations

        The annual report is also available at http://investor.dermira.com.

Electronic Delivery of Stockholder Communications

        We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail.

With electronic delivery, you will be notified via e-mail as soon as future Annual Reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

        Registered Owner (you hold our common stock in your own name through our transfer agent, American Stock Transfer & Trust Company, LLC, or you are in possession of stock certificates): visit www.amstock.com to enroll.

        Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.

        Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call American Stock Transfer & Trust Company, LLC, our transfer agent, at (800) 937-5449 or visit www.amstock.com with questions about electronic delivery.

"Householding"—Stockholders Sharing the Same Last Name and Address

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called "householding." Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

        This year, a number of brokers with account holders who are Dermira, Inc. stockholders will be "householding" our annual report on Form 10-K and proxy materials. A set of annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting American Stock Transfer & Trust Company, LLC, either by calling toll-free (800) 937-5449, or by writing to American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219.

        Upon written or oral request, Dermira will promptly deliver a proxy statement, proxy card, annual report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy statement, proxy card, annual report on Form 10-K and other proxy materials, you may write or call Dermira's Investor Relations department at 275 Middlefield Road, Suite 150, Menlo Park, California 94025, Attn: Investor Relations, telephone number 650-421-7200.

        Any stockholders who share the same address and currently receive multiple copies of Dermira's annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or Dermira's Investor Relations department at the address or telephone number listed above.

OTHER MATTERS

        The board of directors does not presently intend to bring any other business before the meeting and, so far as is known to the board of directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Appendix A

DERMIRA, INC.

2014 EQUITY INCENTIVE PLAN

        1.    PURPOSE.    The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company's future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.

        2.    SHARES SUBJECT TO THE PLAN.

          2.1.    Number of Shares Available.    Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 1,896,551(1) Shares plus (a) any reserved shares not issued or subject to outstanding grants under the Company's 2010 Equity Incentive Plan (the "Prior Plan") on the Effective Date (as defined below), (b) shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (c) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (d) shares issued under the Prior Plan that are repurchased by the Company at the original issue price, and (e) shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

          2.2.    Lapsed, Returned Awards.    Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan.

          2.3.    Minimum Share Reserve.    At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

          2.4.    Automatic Share Reserve Increase.    The number of Shares available for grant and issuance under the Plan shall be increased on January 1, of each calendar year, by the lesser of (a) four percent (4%) of the number of Shares issued and outstanding on each December 31 immediately prior to the date of increase or (b) such number of Shares determined by the Board.

          2.5.    Limitations.    No more than 43,103,448 Shares shall be issued pursuant to the exercise of ISOs.

(1)
Share numbers referred to in this 2014 Equity Incentive Plan reflect the 5.8-to-1 reverse stock split of the Company's outstanding capital stock that was effected on September 18, 2014.

          2.6.    Adjustment of Shares.    If the number of outstanding Shares is changed by a stock dividend, extraordinary dividends or distributions (whether in cash, shares or other property, other than a regular cash dividend) recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, spin-off or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including shares reserved under sub-clauses (a)-(e) of Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.5, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 and (f) the number of Shares that may be granted as Awards to Non-Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

        3.    ELIGIBILITY.    ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive an Award or Awards for more than 5,172,413 Shares in any calendar year under this Plan except that new Employees of the Company or of a Parent or Subsidiary of the Company are eligible to be granted up to a maximum of an Award or Awards for 10,344,827 Shares in the calendar year in which they commence their employment.

        4.    ADMINISTRATION.

          4.1.    Committee Composition; Authority.    This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

            (a)   construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

            (b)   prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

            (c)   select persons to receive Awards;

            (d)   determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

            (e)   determine the number of Shares or other consideration subject to Awards;

            (f)    determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

            (g)   determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

            (h)   grant waivers of Plan or Award conditions;

            (i)    determine the vesting, exercisability and payment of Awards;

            (j)    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

            (k)   determine whether an Award has been earned;

            (l)    determine the terms and conditions of any, and to institute any Exchange Program;

            (m)  reduce or waive any criteria with respect to Performance Factors;

            (n)   adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;

            (o)   adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

            (p)   make all other determinations necessary or advisable for the administration of this Plan; and

            (q)   delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.

          4.2.    Committee Interpretation and Discretion.    Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

          4.3.    Section 162(m) of the Code and Section 16 of the Exchange Act.    When necessary or desirable for an Award to qualify as "performance-based compensation" under Section 162(m) of the Code the Committee shall include at least two persons who are "outside directors" (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such "outside directors" shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such "outside directors" then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more "non-employee directors" (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (c) a change in accounting standards required by generally accepted accounting principles.

          4.4.    Documentation.    The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

          4.5.    Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Affiliates shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

        5.    OPTIONS.    An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

          5.1.    Option Grant.    Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant's individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

          5.2.    Date of Grant.    The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

          5.3.    Exercise Period.    Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("Ten Percent Stockholder") will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

          5.4.    Exercise Price.    The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

          5.5.    Method of Exercise.    Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third party administrator), and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          5.6.    Termination of Service.    If the Participant's Service terminates for any reason except for Cause or the Participant's death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable by the Participant on the date Participant's Service terminates no later than three (3) months after the date Participant's Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant's Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

            (a)   Death.    If the Participant's Service terminates because of the Participant's death (or the Participant dies within three (3) months after Participant's Service terminates other than for Cause or because of the Participant's Disability), then the Participant's Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant's Service terminates and must be exercised by the Participant's legal representative, or authorized assignee, no later than twelve (12) months after the date Participant's Service terminates (or such shorter time period or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

            (b)   Disability.    If the Participant's Service terminates because of the Participant's Disability, then the Participant's Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant's Service terminates and must be exercised by the Participant (or the Participant's legal representative or authorized assignee) no later than twelve (12) months after the date Participant's Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant's Service terminates when the termination of Service is for a Disability that is not a "permanent and total disability" as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant's Service terminates when the termination of Service is for a Disability that is a "permanent and total disability" as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

            (c)   Cause.    If the Participant is terminated for Cause, then Participant's Options shall expire on such Participant's date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause shall have the meaning set forth in the Plan.

          5.7.    Limitations on Exercise.    The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

          5.8.    Limitations on ISOs.    With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

          5.9.    Modification, Extension or Renewal.    The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants;

  provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

          5.10.    No Disqualification.    Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

        6.    RESTRICTED STOCK AWARDS.    A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions ("Restricted Stock"). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

          6.1.    Restricted Stock Purchase Agreement.    All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

          6.2.    Purchase Price.    The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

          6.3.    Terms of Restricted Stock Awards.    Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant's Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

          6.4.    Termination of Service.    Except as may be set forth in the Participant's Award Agreement, vesting ceases on such date Participant's Service terminates (unless determined otherwise by the Committee).

        7.    STOCK BONUS AWARDS.    A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

          7.1.    Terms of Stock Bonus Awards.    The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant's Stock Bonus Agreement. Prior to the

  grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

          7.2.    Form of Payment to Participant.    Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

          7.3.    Termination of Service.    Except as may be set forth in the Participant's Award Agreement, vesting ceases on such date Participant's Service terminates (unless determined otherwise by the Committee).

        8.    STOCK APPRECIATION RIGHTS.    A Stock Appreciation Right ("SAR") is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

          8.1.    Terms of SARs.    The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant's termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant's individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

          8.2.    Exercise Period and Expiration Date.    A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant's Award Agreement, vesting ceases on the date Participant's Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

          8.3.    Form of Settlement.    Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

          8.4.    Termination of Service.    Except as may be set forth in the Participant's Award Agreement, vesting ceases on such date Participant's Service terminates (unless determined otherwise by the Committee).

        9.    RESTRICTED STOCK UNITS.    A Restricted Stock Unit ("RSU") is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

          9.1.    Terms of RSUs.    The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant's termination of Service on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant's Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

          9.2.    Form and Timing of Settlement.    Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

          9.3.    Termination of Service.    Except as may be set forth in the Participant's Award Agreement, vesting ceases on such date Participant's Service terminates (unless determined otherwise by the Committee).

        10.    PERFORMANCE AWARDS.    A Performance Award is an award to an eligible Employee, Consultant, or Director of a cash bonus or an award of Performance Shares denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards shall be made pursuant to an Award Agreement.

          10.1.    Terms of Performance Shares.    The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant's termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than $10,000,000 in Performance Awards in any calendar year under this Plan.

          10.2.    Value, Earning and Timing of Performance Shares.    Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

          10.3.    Termination of Service.    Except as may be set forth in the Participant's Award Agreement, vesting ceases on the date Participant's Service terminates (unless determined otherwise by the Committee).

        11.    PAYMENT FOR SHARE PURCHASES.    Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

            (a)   by cancellation of indebtedness of the Company to the Participant;

            (b)   by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

            (c)   by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

            (d)   by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

            (e)   by any combination of the foregoing; or

            (f)    by any other method of payment as is permitted by applicable law.

        12.    GRANTS TO NON-EMPLOYEE DIRECTORS.    Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The aggregate number of Shares subject to Awards granted to a Non-Employee Director pursuant to this Section 12 in any calendar year shall not exceed 172,413; provided, however, that this maximum number can later be increased by the Board effective for the calendar year next commencing thereafter without further stockholder approval.

          12.1.    Eligibility.    Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

          12.2.    Vesting, Exercisability and Settlement.    Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

          12.3.    Election to receive Awards in Lieu of Cash.    A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.3 shall be filed with the Company on the form prescribed by the Company.

        13.    WITHHOLDING TAXES.

          13.1.    Withholding Generally.    Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or the applicable tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent or Subsidiary employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax or social insurance requirements or any other tax liability legally due from the Participant. The Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

          13.2.    Stock Withholding.    The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company.

        14.    TRANSFERABILITY.

          14.1.    Transfer Generally.    Unless determined otherwise by the Committee or pursuant to Section 14.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (a) during the Participant's lifetime only by (i) the Participant, or (ii) the Participant's guardian or legal representative; (b) after the Participant's death, by the legal representative of the Participant's heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

          14.2.    Award Transfer Program.    Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (a) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (b) amend or remove any provisions of the Award relating to the Award holder's continued service to the Company or its Parent or any Subsidiary, (c) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (d) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (e) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.

        15.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

          15.1.    Voting and Dividends.    No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights shall be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement shall be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.

          15.2.    Restrictions on Shares.    At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a "Right of Repurchase") a portion of any or all Unvested Shares held by a Participant following such Participant's termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant's Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's Purchase Price or Exercise Price, as the case may be.

        16.    CERTIFICATES.    All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

        17.    ESCROW; PLEDGE OF SHARES.    To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The

Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

        18.    REPRICING; EXCHANGE AND BUYOUT OF AWARDS.    Without prior stockholder approval the Committee may (a) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (b) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

        19.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.    An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

        20.    NO OBLIGATION TO EMPLOY.    Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant's employment or other relationship at any time.

        21.    CORPORATE TRANSACTIONS.

          21.1.    Assumption or Replacement of Awards by Successor.    In the event of a Corporate Transaction, any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards shall have their vesting accelerate as to all shares subject to such Award (and any applicable right of repurchase fully lapse) immediately prior to the Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

          21.2.    Assumption of Awards by the Company.    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

          21.3.    Non-Employee Directors' Awards.    Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

        22.    ADOPTION AND STOCKHOLDER APPROVAL.    This Plan shall be submitted for the approval of the Company's stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

        23.    TERM OF PLAN/GOVERNING LAW.    Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of California (excluding its conflict of law rules).

        24.    AMENDMENT OR TERMINATION OF PLAN.    The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant's Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

        25.    NONEXCLUSIVITY OF THE PLAN.    Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        26.    INSIDER TRADING POLICY.    Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company's securities by Employees, officers and/or directors of the Company.

        27.    ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY.    All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant's employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

        28.    DEFINITIONS.    As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

          28.1.  "Affiliate" means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

          28.2.  "Award" means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

          28.3.  "Award Agreement" means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee's delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

          28.4.  "Award Transfer Program" means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.

          28.5.  "Board" means the Board of Directors of the Company.

          28.6.  "Cause" means termination of Service because of (a) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Parent, Subsidiary or Affiliate of the Company, the Participant's conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, (b) the Participant's commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (c) any material breach by the Participant of any provision of any agreement or understanding between the Company or any Parent, Subsidiary or Affiliate of the Company and the Participant regarding the terms of the Participant's Service, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an Employee, Officer, Director, Non-Employee Director or Consultant of the Company or a Parent, Subsidiary or Affiliate of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Parent, Subsidiary or Affiliate of the Company and the Participant, (d) Participant's disregard of the policies of the Company or any Parent, Subsidiary or Affiliate of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Parent, Subsidiary or Affiliate of the Company, or (e) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Parent, Subsidiary or Affiliate of the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company's ability to terminate a Participant's employment or consulting relationship at any time as provided in Section 20 above, and the term "Company" will be interpreted to include any Affiliate, Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the foregoing definition of "Cause" may, in part or in whole, be modified or replaced in each individual employment agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 28.6.

          28.7.  "Code" means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          28.8.  "Committee" means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

          28.9.  "Common Stock" means the common stock of the Company.

          28.10.  "Company" means Dermira, Inc., or any successor corporation.

          28.11.  "Consultant" means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

          28.12.  "Corporate Transaction" means the occurrence of any of the following events: (a) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company's then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by member of the Board whose appointment or election is not endorsed by as majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

          28.13.  "Director" means a member of the Board.

          28.14.  "Disability" means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

          28.15.  "Dividend Equivalent Right" means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equal equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.

          28.16.  "Effective Date" means the day immediately prior to the date of the IPO.

          28.17.  "Employee" means any person, including Officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director's fee by the Company will be sufficient to constitute "employment" by the Company.

          28.18.  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

          28.19.  "Exchange Program" means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is increased or reduced.

          28.20.  "Exercise Price" means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

          28.21.  "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

              (a)   if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

              (b)   if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

              (c)   in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company's Common Stock are initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

              (d)   if none of the foregoing is applicable, by the Board or the Committee in good faith.

          28.22.  "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

          28.23.  "IPO" means the underwritten initial public offering of the Company's Common Stock pursuant to a registration statement that is declared effective by the SEC.

          28.24.  "IRS" means the United States Internal Revenue Service.

          28.25.  "Non-Employee Director" means a Director who is not an Employee of the Company or any Parent or Subsidiary.

          28.26.  "Option" means an award of an option to purchase Shares pursuant to Section 5.

          28.27.  "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          28.28.  "Participant" means a person who holds an Award under this Plan.

          28.29.  "Performance Award" means cash or stock granted pursuant to Section 10 or Section 12 of the Plan.

          28.30.  "Performance Factors" means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

        (a)
        Profit before tax;

        (b)
        Billings;

        (c)
        Revenue;

        (d)
        Net revenue;

        (e)
        Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

        (f)
        Operating income;

        (g)
        Operating margin;

        (h)
        Operating profit;

        (i)
        Controllable operating profit, or net operating profit;

        (j)
        Net profit;

        (k)
        Gross margin;

        (l)
        Operating expenses or operating expenses as a percentage of revenue;

        (m)
        Net income;

        (n)
        Earnings per share;

        (o)
        Total stockholder return;

        (p)
        Market share;

        (q)
        Return on assets or net assets;

        (r)
        The Company's stock price;

        (s)
        Growth in stockholder value relative to a pre-determined index;

        (t)
        Return on equity;

        (u)
        Return on invested capital;

        (v)
        Cash Flow (including free cash flow or operating cash flows);

        (w)
        Cash conversion cycle;

        (x)
        Economic value added;

        (y)
        Individual confidential business objectives;

        (z)
        Contract awards or backlog;

        (aa)
        Overhead or other expense reduction;

        (bb)
        Credit rating;

        (cc)
        Strategic plan development and implementation;

        (dd)
        Succession plan development and implementation;

        (ee)
        Improvement in workforce diversity;

        (ff)
        Customer indicators;

        (gg)
        New product invention or innovation;

        (hh)
        Attainment of research and development milestones;

        (ii)
        Improvements in productivity;

        (jj)
        Bookings;

        (kk)
        Attainment of objective operating goals and employee metrics; and

        (ll)
        Any other metric that is capable of measurement as determined by the Committee.

          The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee's original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

          28.31.  "Performance Period" means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

          28.32.  "Performance Share" means an Award granted pursuant to Section 10 or Section 12 of the Plan.

          28.33.  "Permitted Transferee" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee's household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

          28.34.  "Plan" means this Dermira, Inc. 2014 Equity Incentive Plan.

          28.35.  "Purchase Price" means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

          28.36.  "Restricted Stock Award" means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

          28.37.  "Restricted Stock Unit" means an Award granted pursuant to Section 9 or Section 12 of the Plan.

          28.38.  "SEC" means the United States Securities and Exchange Commission.

          28.39.  "Securities Act" means the United States Securities Act of 1933, as amended.

          28.40.  "Service" shall mean service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days (x) unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or (y) unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant's returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An employee shall have terminated employment as of the date he or she ceases provide services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor shall not terminate the service provider's Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Services and the effective date on which the Participant ceased to provide Services.

          28.41.  "Shares" means shares of the Company's Common Stock and the common stock of any successor entity.

          28.42.  "Stock Appreciation Right" means an Award granted pursuant to Section 8 or Section 12 of the Plan.

          28.43.  "Stock Bonus" means an Award granted pursuant to Section 7 or Section 12 of the Plan.

          28.44.  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          28.45.  "Treasury Regulations" means regulations promulgated by the United States Treasury Department.

          28.46.  "Unvested Shares" means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

aNNUal mEETiNG Of sTOcKhOldERs Of dERmiRa, iNc. June 11, 2015 NOTicE Of iNTERNET availaBiliTY Of pROXY maTERial: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/19681/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Class I Directors: O Matthew K. Fust O Wende S. Hutton O William R. Ringo 2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2015. 3. To re-approve the Internal Revenue Code Section 162(m) limits of our 2014 Equity Incentive Plan to preserve our ability to receive corporate income tax deductions that may be available. 4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. if no direction is made, this proxy will be voted fOR all NOmiNEEs in proposal 1 and fOR proposal 2 and proposal 3. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOmiNEEs: ThE BOaRd Of diREcTORs REcOmmENds a vOTE "fOR" ThE ElEcTiON Of diREcTORs aNd "fOR" pROpOsals 2 aNd 3. plEasE siGN, daTE aNd RETURN pROmpTlY iN ThE ENclOsEd ENvElOpE. plEasE maRK YOUR vOTE iN BlUE OR BlacK iNK as shOWN hERE x Please detach along perforated line and mail in the envelope provided. ------------------ ---------------- 20330300000000000000 3 061115 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 DERMIRA, INC. proxy for annual meeting of stockholders on June 11, 2015 solicited on Behalf of the Board of directors The undersigned hereby appoints Thomas G. Wiggans and Andrew L. Guggenhime as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Dermira, Inc. held of record by the undersigned at the close of business on April 13, 2015 at the Annual Meeting of Stockholders to be held June 11, 2015 at 10:00 a.m. Pacific Time at our headquarters located at 275 Middlefield Road, Suite 150, Menlo Park, California 94025, and at any adjournment thereof. (continued and to be signed on the reverse side.) 1.1